                                                                   EXHIBIT 10.36

           CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF
       THIS DOCUMENT MARKED [****] HAVE BEEN REDACTED AND HAVE BEEN FILED
           SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

================================================================================

                             CO-PROMOTION AGREEMENT

                                 BY AND BETWEEN

                         ASTRAZENECA PHARMACEUTICALS LP

                                       AND

                               ATHEROGENICS, INC.

                          DATED AS OF DECEMBER 22, 2005

================================================================================

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS...........................................................................................           1

   1.1.       Definitions........................................................................................           1
   1.2.       Construction.......................................................................................           9

ARTICLE II. ENGAGEMENT...........................................................................................          10

   2.1.       Engagement of the Company..........................................................................          10
   2.2.       Company Activities During the Funding Term, the Detail Funding Term and the Post-Funding Term......          10

ARTICLE III. PROMOTION SERVICES..................................................................................          11

   3.1.       Strategic Targeting Plan...........................................................................          11
   3.2.       Requisite Details..................................................................................          12
   3.3.       Secondary Products.................................................................................          12
   3.4.       Services Provided by the Company...................................................................          13
   3.5.       Expertise of the Company...........................................................................          13
   3.6.       Coordination with AZ...............................................................................          14
   3.7.       Account Information and Support....................................................................          14
   3.8.       Promotion Plan.....................................................................................          14
   3.9.       Promotional Materials..............................................................................          15
   3.10.      Statements about the Products......................................................................          15
   3.11.      Requests for Medical Information...................................................................          15
   3.12.      Compliance with Laws and Policies..................................................................          16
   3.13.      Sales Meetings.....................................................................................          16
   3.14.      Reporting..........................................................................................          17
   3.15.      Information Technology.............................................................................          18
   3.16.      Orders for Products; Terms of Sale.................................................................          18

ARTICLE IV. CONDUCT OF COMPANY SALES REPRESENTATIVES.............................................................          19

   4.1.       Training Programs..................................................................................          19
   4.2.       Requirements for Hiring and Conduct of the Company Sales Force.....................................          19
   4.3.       Conduct by Company Sales Representatives...........................................................          20

ARTICLE V. SAMPLES...............................................................................................          20

   5.1.       Provision of Samples...............................................................................          20
   5.2.       Sample-Carry.......................................................................................          21
   5.3.       Sample-Send........................................................................................          22

ARTICLE VI. FEES.................................................................................................          22

   6.1.       Calculation and Payment of Allowable Costs During the Funding Term.................................          22
   6.2.       Incentive Compensation.............................................................................          23
   6.3.       Detail Funding Term................................................................................          24
   6.4.       Audit Rights.......................................................................................          24
   6.5.       Amendments.........................................................................................          25
   6.6.       All Inclusive......................................................................................          25

ARTICLE VII. SALES OPERATIONS GROUP..............................................................................          25

   7.1.       Sales Operations Group.............................................................................          25
   7.2.       Appointment of Project Managers....................................................................          26

ARTICLE VIII. ADVERSE REACTION REPORTING AND OTHER REGULATORY MATTERS............................................          27

   8.1.       Regulatory Reporting...............................................................................          27
   8.2.       Threatened Agency Action...........................................................................          28
   8.3.       Reporting of Agency Actions........................................................................          28
   8.4.       Maintenance of Records.............................................................................          28
   8.5.       Company Compliance Program.........................................................................          29

ARTICLE IX. RETURNED/RECALLED PRODUCT............................................................................          29

   9.1.       Returned Product...................................................................................          29
   9.2.       Recalled Product...................................................................................          29

ARTICLE X. INDEPENDENT CONTRACTOR STATUS OF THE COMPANY AND THE SALES FORCE......................................          29

   10.1.      Independent Contractor Status......................................................................          29
   10.2.      No AZ Benefits.....................................................................................          30
   10.3.      No Recruitment.....................................................................................          30
   10.4.      Services Agreement.................................................................................          31

ARTICLE XI. NONCOMPETITION.......................................................................................          31

   11.1.      Noncompetition.....................................................................................          31

ARTICLE XII. CONFIDENTIALITY.....................................................................................          32

   12.1.      Nondisclosure Obligation...........................................................................          32
   12.2.      Permitted Disclosures..............................................................................          33
   12.3.      Use of Name........................................................................................          34
   12.4.      Publicity Referral.................................................................................          34
   12.5.      Publications.......................................................................................          34

ARTICLE XIII. TRADEMARKS AND OTHER RIGHTS........................................................................          34

   13.1.      Product Trademarks.................................................................................          34
   13.2.      No Ownership or Rights in the Product Trademarks...................................................          35
   13.3.      Trademark Infringement.............................................................................          35
   13.4.      Other Rights.......................................................................................          35

ARTICLE XIV. WARRANTIES; INDEMNITIES; INSURANCE..................................................................          35

   14.1.      Representations, Warranties and Covenants..........................................................          35
   14.2.      AZ Indemnification.................................................................................          36
   14.3.      Company Indemnification............................................................................          37
   14.4.      Indemnification Procedure..........................................................................          37
   14.5.      Workers' Compensation and Liability Insurance......................................................          39

ARTICLE XV. TERMINATION RIGHTS AND CONSEQUENCES..................................................................          40

   15.1.      Termination of the Agreement.......................................................................          40
   15.2.      Termination of Funding Term and Detail Funding Term................................................          42
   15.3.      Effect of Termination..............................................................................          42
   15.4.      Return of All Materials............................................................................          43
   15.5.      Continuation of Promotion of Secondary Product.....................................................          43

ARTICLE XVI. MISCELLANEOUS.......................................................................................          43

   16.1.      Dispute Resolution.................................................................................          43
   16.2.      Governing Law......................................................................................          44
   16.3.      Force Majeure......................................................................................          45
   16.4.      Waiver.............................................................................................          45
   16.5.      Notices............................................................................................          45
   16.6.      Entire Agreement...................................................................................          46
   16.7.      Successors and Assigns.............................................................................          47
   16.8.      Schedules and Exhibits.............................................................................          47
   16.9.      Counterparts.......................................................................................          47
   16.10.     Severability.......................................................................................          47
   16.11.     Applicable Laws....................................................................................          47
   16.12.     Affiliates.........................................................................................          48
   16.13.     Expenses...........................................................................................          48
   16.14.     Further Assurances.................................................................................          48
   16.15.     Construction.......................................................................................          48
   16.16.     No Joint Venture...................................................................................          48

SCHEDULES & EXHIBITS

Schedule 1.1   AZ Cardiovascular Compounds
Schedule 3.2   SCHEDULE of Calls and Details
Schedule 3.4   LIST OF SALES FORCE AND RELATED JOB DESCRIPTIONS
Schedule 3.15  INFORMATION TECHNOLOGY AND COMMUNICATIONS
                    MANAGEMENT REQUIREMENTS AND REPORTS
Schedule 6.1A  ALLOWABLE COSTS
Schedule 6.1B  ADJUSTMENTS TO ALLOWABLE COSTS
Schedule 6.3   INCENTIVE COMPENSATION PLAN
Exhibit  10.4  SERVICES AGREEMENT

                             CO-PROMOTION AGREEMENT

      This CO-PROMOTION AGREEMENT (the "Agreement") is entered into as of December 22, 2005, by and between ASTRAZENECA PHARMACEUTICALS LP, a Delaware limited partnership ("AZ"), and ATHEROGENICS, INC., a Georgia corporation (the "Company"). AZ and Company are sometimes referred to in this Agreement individually as a "Party" and collectively as the "Parties".

                              W I T N E S S E T H:

      WHEREAS, pursuant to the provisions of the License and Collaboration Agreement of even date herewith between IPR Pharmaceuticals, a corporation organized and existing under the laws of Puerto Rico ("AstraZeneca") and the Company (the "Collaboration Agreement"), AstraZeneca has licensed from the Company the right to develop, manufacture and market products containing AGI-1067.

      WHEREAS AstraZeneca has appointed AZ, its Affiliate, as a non-exclusive distributor in the Territory for the promotion of AstraZeneca products, including those covered by the Collaboration Agreement.

      WHEREAS, AZ and Company desire to optimize sales of the Products; and

      WHEREAS, the Parties hereto agree that the Company shall be entitled to co-promote the Products in the Territory to Target Prescribers (as defined herein), all on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      1.1. Definitions

      Unless otherwise defined herein, all of the capitalized terms used in this Agreement shall have the respective meanings ascribed to them in the Collaboration Agreement. Unless specifically set forth to the contrary herein, the following terms shall have their indicated meanings when used in this
Agreement:

      "Act" means the Federal Food, Drug, and Cosmetic Act, as amended, and the rules, regulations, guidances, guidelines and requirements of the FDA as may be in effect from time to time.

      "Adverse Event" means the development of an undesirable medical condition or the deterioration of a pre-existing medical condition following or during exposure to a Product, whether or not considered causally related to the Product, the exacerbation of any pre-existing condition(s) occurring during the use of a Product, or any other adverse experience or adverse drug experience described in the FDA's Investigational New Drug safety reporting and New Drug Application post-marketing reporting regulations, 21 C.F.R. Sections 312.32 and 314.80, respectively, as they may be amended from time to time. For purposes of this Agreement, "undesirable medical condition" shall include symptoms (e.g., nausea, chest pain), signs (e.g., tachycardia, enlarged liver) or the abnormal results of an investigation (e.g., laboratory findings, electrocardiogram), including unfavorable side effects, toxicity, injury, overdose, sensitivity reactions or failure of a Product to exhibit its expected pharmacologic/biologic effect.

      "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under Common Control with such first Person.

      "Agency" means any governmental or regulatory authority in the Territory, including the FDA.

      "Agreement" has the meaning ascribed to such term in the Preamble hereof.

      "Allowable Costs" means reasonable, necessary and verifiable out-of-pocket costs incurred by the Company in connection with the Program that are specified in Schedule 6.1 hereto, as it may be amended by agreement of the Parties from time to time.

      "Anticipated Approval Date" means the date on which the Joint Management Committee determines that the Primary Product is reasonably anticipated to receive regulatory approval to be marketed in the United States.

      "Arbitrator" has the meaning ascribed to such term in Section 6.4(c) hereof.

      "Applicable Laws" means the American Medical Association Guidelines on Gifts to Physicians from Industry and the PhRMA Code on Interactions with Healthcare Professionals, and all federal, state and local laws, and the rules and regulations of all Agencies, in effect from time to time applicable to the marketing, promotion, distribution and sale of the Products in the Territory, including the Act (including guidances and guidelines published by the FDA on its publicly available web site), PDMA, federal and state "fraud and abuse" statutes and regulations, including but not limited to the Medicare and State Health Programs Anti-Fraud and Abuse Amendments of the Social Security Act (42 U.S.C. Section 1320a-7b(b), the "Safe Harbor Regulations" that are found at 42 C.F.R. Section 1001.952 et seq., and consumer protection and false claims statutes and regulations.

      "Approval Date" means the date on which the Primary Product receives regulatory approval to be marketed in the United States.

      "AZ" has the meaning ascribed to such term in the Preamble hereof.

      "AZ Indemnified Party" has the meaning ascribed to such term in Section 14.3.

      "AZ Representative" means a Representative employed or contracted by AZ to Promote the Products.

      "AZ Sales Force" means the Sales Force and the other personnel employed or contracted by AZ for the Promotion of a Primary Product and any Secondary Product having a specialist-focused call deck, with a relative emphasis on cardiologists.

      "Calendar Quarter" means each of the four (4) consecutive three-month periods ending on March 31, June 30, September 30 and December 31.

      "Calendar Trimester" or "Calendar Trimesterly" means each of the three (3) consecutive four-month periods ending on April 30, August 31, and December 31.

      "Calendar Year" means each successive period of twelve (12) consecutive calendar months commencing on January 1 and ending on December 31.

      "Call" means an interactive in-person visit to and discussion with a medical professional with prescribing authority by a Representative that consists of one or more Details.

      "Change of Corporate Control" has the meaning ascribed to such term in the Collaboration Agreement.

      "Collaboration Agreement" has the meaning ascribed to such term in the Preamble hereof.

      "Commercially Diligent Efforts" of a Party mean those efforts that are consistent with Applicable Laws and with industry standards and practices followed by pharmaceutical companies in the Promotion of their pharmaceutical products with a comparable potential market.

      "Company" has the meaning ascribed to such term in the Preamble hereof.

      "Company Indemnified Party" has the meaning ascribed to such term in
Section 14.2.

      "Company Representative" means a Representative employed or contracted by the Company.

      "Company Sales Force" means the Sales Force employed or contracted by the Company, which includes the Company Representatives required by Section 3.4 and the other personnel set forth on Schedule 3.4 (as such schedule may be amended from time to time by the Sales Operations Group) assigned by the Company to implement the Program. Schedule 3.4 also sets forth all job descriptions relating to the Company Sales Force. The Company Sales Force shall have a specialist-focused call deck with a predominant emphasis on cardiologists. The Company shall not make any material changes to such job descriptions unless agreed to by the Sales Operations Group.

      "Compass" means the Compass software used by AZ, or any successor or compatible customer relationship management software selected by AZ.

      "Compete" means, with respect to a pharmaceutical product, that such product is in the same Uniform System of Classification (USC) class as another product, as reported by IMS or any comparable successor agency.

      "Competing Cardiovascular Product" means any pharmaceutical product that Competes with any of the products listed on Schedule 1.1.

      "Competing 1067 Product" means any pharmaceutical product that Competes with the Primary Product.

      "Control" and, with correlative meanings, the terms "Controlled by" and "under Common Control with," means (i) the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, resolution, regulation or otherwise or (ii) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

      "Detail" means that part of a Call during which a Representative makes a presentation of a Product to a medical professional with prescribing authority such that the relevant characteristics of the Product are described by the Representative in a fair and balanced manner consistent with the requirements of this Agreement and Applicable Law and in a manner that is customary in the industry for the purpose of promoting a prescription pharmaceutical product. A sample drop shall not constitute a Detail. When used as a verb, "Detail" means to engage in a Detail.

      "Detail Funding Term" means the period during the Term, following the conclusion of the Funding Term, that AZ elects to fund the Company's activities (if it elects to do so) pursuant to Section 6.3, unless the Agreement is earlier terminated pursuant to Section 15.1 or the Detail Funding Period is terminated pursuant to Section 15.2.

      "Disclosing Party" means the party disclosing Confidential Information.

      "Dispute" means any dispute arising between the Parties in connection with or relating to this Agreement, the transactions contemplated hereby or any document or instrument delivered in connection herewith or therewith.

      "Dispute Notice" has the meaning ascribed to such term in Section 16.1(a) hereof.

      "Disputing Party" has the meaning ascribed to such term in Section 17.1(c) hereof.

      "District Sales Manager" means a supervisor of Representatives assigned to defined regions of the Territory.

      "Employment Laws" means all federal, state, or local statutes, laws, ordinances, regulations or guidelines relating to (a) employment (including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Rehabilitation Act of 1973, the Family and Medical Leave Act, the Fair Labor -Standards Act, the Immigration and Reform Control Act of 1986, the National Labor Relations Act, the Americans With Disabilities Act, and all other applicable federal, state, or local statutes, laws, ordinances, or regulations, (b) safety and health (including the Occupational Safety and Health Act of 1970), and (c) the payment of taxes and required taxes and payments with respect to employees (including the Internal Revenue Code of 1986).

      "FDA" means the United States Food and Drug Administration and any successor agency having substantially the same functions.

      "Field Alert" has the meaning ascribed to such term in Section 8.1.

      "Funding Term" means the three (3) year period commencing on a date between the Anticipated Approval DATE and three months after the Launch Date of the Primary Product, unless the Agreement is earlier terminated pursuant to
Section 15.1 or the Funding Term is terminated pursuant to Section 15.2.

      "Hardware" means the Laptops and the Territory Management Devices.

      "Hiring Profile" means the required minimum qualifications for Company Sales Force members, which shall not be materially different from those applicable to a similarly deployed AZ Sales Force, as set forth in Schedule 3.4.

      "Incentive Compensation" means the incentive compensation, if any, payable to the Company to compensate its Representatives, as determined in accordance with Schedule 6.2 hereof.

      "Indemnification Claim Notice" has the meaning ascribed to such term in
Section 14.4.

      "Indemnified Party" has the meaning ascribed to such term in Section 14.4.

      "Indemnifying Party" has the meaning ascribed to such term in Section
14.4.

      "Information Technology" means the Hardware and the Software.

      "JMC" means the Joint Management Committee as that term is defined in the Collaboration Agreement.

      "Laptops" shall mean the laptop computers, including, but not limited to, IBM ThinkPads and any successor devices provided by AZ to the Company in accordance with the terms hereof for use by the Company Representatives in accordance with the terms hereof.

      "Launch Date" means the date following the Approval Date on which AZ commences Promotion of the Product.

      "Losses" has the meaning ascribed to such term in Section 14.2.

      "Monthly Performance Report" has the meaning ascribed to such term in
Section 3.14.

      "Neutral" means a disinterested, conflict-free individual not affiliated with either Party.

      "NorthStar" means the NorthStar software used by AZ and made available to the Company to maintain a database containing, among other things, information regarding medical professionals Detailed by Representatives entered via Territory Management Devices, or any successor or compatible software selected by AZ.

      "Notice" means any notice, request, report, statement or other communication to either Party.

      "PDMA" means the Prescription Drug Marketing Act of 1987, as amended, and the rules, regulations and guidelines promulgated thereunder and in effect from time to time.

      "Person" means any individual or entity, including a government or political subdivision, department or agency of a government.

      "PIR" means a professional information request as defined in Section 3.11.

      "Post-Funding Term" means the period during the Term after the conclusion of the Funding Term and the Detail Funding Term, if any.

      "Primary Product" means any product containing the Compound as contemplated in the Collaboration Agreement, including any Combination Product (as such term is used in the Collaboration Agreement).

      "Product" means all Primary Products and any Secondary Product .

      "Product Labels and Inserts" means (i) all labels and other written, printed or graphic matter affixed to any container, packaging or wrapper utilized with Products, or (ii) any written material physically accompanying Products, including Product package inserts.

      "Product Quality Complaint" means any and all manufacturing or packaging-related complaints related to a Product, including (i) any complaint involving the possible failure of a Product to meet any of the specifications for such Product; (ii) any dissatisfaction with the design, package or labeling of a Product; or (iii) any Adverse Event that may involve the quality of the Product, including lack of effect, infection, or request for testing.

      "Product Trademarks" means (i) the Trademark for the Primary Product as determined by the Global Commercialization Team pursuant to the Collaboration Agreement, and the registrations thereof, (ii) the Trademarks for or relating to any other Products and the registrations thereof, (iii) any pending or future Trademark registration applications relating to the Products, (iv) any unregistered Trademark rights relating to the Products as may exist through use prior to or as of the date hereof, (v) any current or future modifications or variants of any of the foregoing rights, and (vi) any future Trademarks adopted by AZ or its Affiliates for use in connection with the Products.

      "Program" means the program of Promotion to be conducted by the Company during the Term in accordance with the Promotion Plan, the STP and the terms hereof.

      "Program Budget" has the meaning ascribed to such term in Section 6.1(a) hereof.

      "Project Manager" shall have the meaning ascribed to such term in Section 7.2.

      "Promotion" means those activities normally undertaken by a pharmaceutical company's sales force to implement marketing plans and strategies aimed at encouraging the appropriate use of a particular prescription or other pharmaceutical product, including detailing. When used as a verb, "Promote" means to engage in such activities.

      "Promotion Plan" means the annual plan (as it may be revised from time to time) for the Territory developed pursuant to the provisions of Section 3.8 hereof addressing, among other things, [****]

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

      "Promotion Policies" means the AZ Promotion Policies provided to the Company in writing from time to time.

      "Promotional Materials" means all written, printed or graphic material, other than Product Labels and Inserts, all premium items, and other materials provided by AZ for use by Representatives during Details relating to Products.

      "Public Announcement" means public announcements, press releases, or advertising, recruiting and other public documents.

      "Receiving Party" means the party receiving Confidential Information.

      "Representative" means a sales representative employed or contracted by a Party to conduct such Party's activities in connection with the Promotion Plan and who has been hired by such Party using its own proprietary recruiting and hiring standards and who satisfies the Hiring Profile.

      "Sales Force" means the full set of Representatives employed by a Party.

      "Sales InSite" means a Web-based application that interfaces with AZ's Microsoft Outlook software and offers Sales InSite tools that enable Representatives to utilize features including sample management, promotions, TimeTrax reporting, Submit PIR and adverse incident reporting, and any successor or compatible applications selected by AZ.

      "Sales Operations Group" means the group established by the Parties pursuant to Section 7.1 hereof.

      "Secondary Product" means an AZ Affiliate product promoted by AZ, in addition to the Primary Product, selected pursuant to the provisions of Section
3.3 hereof.

      "Services Agreement" means the Agreement with respect to services performed pursuant to this Agreement for AZ between the Company and each member of the Company Sales Force in the form attached as Exhibit 10.4 hereto.

      "Software" means Compass, NorthStar and Sales InSite, or other successor software selected by AZ.

      "Strategic Targeting Plan" or "STP" means the plan developed and amended from time to time in accordance with Section 3.1 that specifies, on a Calendar Trimester basis, Detailing strategy and obligations, [****]

      "Target Prescriber" means an office-based cardiologist or other physician specialist treating predominately cardiac and vascular disease with prescribing authority (including nurse practitioners and physician assistants in the office of such cardiologist with actual prescribing authority) who is identified in the applicable Strategic Targeting Plan.

     "Targeted Delivery Score," or "TDS", means the measurement of Sales Force's compliance to achievement of the STP (calculated at

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

the individual and team levels of the Sales Force) by examining completion of actual Details against the Detail assignment at a physician-specific level.

      "Term" means the Term of the Collaboration Agreement, as defined in the Collaboration Agreement (including any termination of the Collaboration Agreement pursuant to its terms), or such shorter period as shall conclude upon the effective date of termination of this Agreement pursuant to Section 15.1.

      "Territory" means the United States of America.

      "Territory Management Devices" means the electronic devices to assist in territory management, including NEC Mobil Pro's and any successor or compatible devices selected by AZ for use by the Representatives.

      "Third Party Claim" has the meaning ascribed to such term in Section 14.4.

      "Trademark" means any trademark, trade dress, brand mark, trade name, brand name, corporate name, logo or business symbol.

      "Training Program" means the training program described in Section 4.1, including written or other recorded, videotaped or Web-based training materials, and in-person training meetings and on-line training programs, provided or made accessible to the Sales Force for training purposes.

      "Turnover" means, with respect to any period, the percentage obtained by dividing (a) the number of members of the Company Sales Force who were employed on the Sales Force at the beginning of such period and who were not continuously employed on the Sales Force during such period, by (b) the total number of members constituting the Sales Force at the beginning of such period (it being understood that a person may be employed continuously on the Sales Force during any period in a series of different positions on the Sales Force).

      "U.S. Commercialization Team" means the U.S. Commercialization Team as that term is defined in the Collaboration Agreement.

      1.2. Construction

      Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article," "Section," or "Schedule" refer to the specified Article, Section or Schedule of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or"; and (f) the term "including" or "includes" means "including without limitation" or "includes without limitation."

                                   ARTICLE II.
                                   ENGAGEMENT

      2.1. Engagement of the Company

            (a) Subject to and in accordance with the provisions of this Agreement, AZ agrees to engage the Company for the Term to Promote the Products in the Territory from and after the Approval Date. Such engagement by AZ shall be on a nonexclusive basis, and AZ shall at all times have the right to market and Promote the Products in any manner and using the services of any Person that AZ in its sole discretion deems necessary or appropriate; provided that AZ shall notify the Company prior to entering into any additional Promotion arrangements with respect to the Products in the Territory.

            (b) The Company shall commence performing its Promotion obligations hereunder at any time between the Anticipated Approval Date and six (6) months after the Approval Date, to the extent and subject to the conditions provided in this Agreement.

            (c) On or before the Anticipated Approval Date, and not less than ninety (90) days prior to each annual anniversary thereafter, the Company shall send to AZ a written notice stating whether it wishes, during the next succeeding year (the "Suspension Period"), to engage in the activities contemplated by this Agreement. If the Company elects not to engage in such activities, the Funding Term and the Detail Funding Term shall for all purposes of this Agreement be terminated, effective upon commencement of the Suspension Period, and from thenceforth the Post-Funding Term shall be in effect and applicable for the balance of the Term. No election by the Company to not engage in any such activities shall prejudice its right to engage in such activities in succeeding years during the Post-Funding Term.

            (d) The Company shall Promote the Secondary Product during the Funding Term and such additional period as the Parties agree, subject to the terms and conditions of this Agreement.

            (e) The Company shall have the right to Promote the Products under this Agreement by means of a Sales Force consisting of its own employees or by contracting with an independent sales force provider pursuant to an independent sales force agreement, which provider shall be approved by AZ, which approval shall not be unreasonably withheld. The provisions of this Agreement, including
Section 4.3, shall apply to such contracted Sales Force to the same extent as if they were employees of the Company and any references in this Agreement to employees of the Company shall apply with equal force to such contracted Sales Force.

      2.2. Company Activities During the Funding Term, the Detail Funding Term and the Post-Funding Term

            (a) During the Funding Term, (i) AZ shall reimburse the Company for the cost of its activities under this Agreement, to the extent provided in
Section 6.1 and Section 6.2, and subject to the terms and conditions contained in this Agreement; and (ii) AZ shall conduct and pay for the training activities as described in Section 4.1(a).

            (b) Unless otherwise agreed to by the Parties, during the Detail Funding Term, if any, (i) AZ shall reimburse the Company for the cost of its activities under this Agreement, to the extent provided in Section 6.3, and subject to the terms and conditions contained in this Agreement; and (ii) AZ will conduct and pay for the training activities as described in Section 4.1(a).

            (c) During the Post-Funding Term, (i) the Company shall fund its activities under this Agreement; and (ii) the Company shall conduct and pay for the training activities (other than the preparation and cost of training materials which shall be borne solely by AZ) as described in Section 4.1(b).

                                  ARTICLE III.
                               PROMOTION SERVICES

      3.1. Strategic Targeting Plan

            (a) Within one hundred twenty (120) days after delivery by the Company to AstraZeneca of the Final ARISE Results, the U.S. Commercialization Team (which shall include representatives of the Company pursuant to the Collaboration Agreement), shall begin developing a Strategic Targeting Plan for the four (4) month period following the Approval Date. Such Strategic Targeting Plan shall be finalized no later than thirty (30) days prior to the Anticipated Approval Date. Any Strategic Targeting Plan [****], with a predominant emphasis on cardiologists, [****].

            (b) Not less than thirty (30) days prior to the beginning of each Calendar Trimester during the Funding Term and the Detail Funding Term, if any, the U.S. Commercialization Team (which shall include representatives of the Company pursuant to the Collaboration Agreement), shall finalize an updated Strategic Targeting Plan for the next succeeding Calendar Trimester.

            (c) During the course of preparation of any Strategic Targeting Plan pursuant to Section 3.1(a) and Section 3.1(b), the Company may, through its representatives on the U.S. Commercialization Team, propose to AZ revisions to a draft Strategic Targeting Plan that the Company reasonably believes are appropriate, necessary or useful to permit the Company to (i) perform its obligations hereunder or (ii) allow the Company Sales Force to have opportunities comparable overall (in terms of quality and quantity of Calls, Details and other factors affecting Promotion) to those provided to the AZ Sales Force overall to Promote the Products. AZ shall consider any such proposed revisions in good faith, and discuss them with the Company to allow the adoption of a final Strategic Targeting Plan that considers the interests and obligations of the Parties,

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

recognizing that AstraZeneca and its Affiliates controls the commercialization of the Products.

            (d) Once a Strategic Targeting Plan is finalized pursuant to Section 3.1(a) and Section 3.1(b), either Party may propose amendments thereto, and the Parties shall, at meetings of the U.S. Commercialization Team, discuss such proposed amendments in good faith and in a manner consistent with that described in Section 3.1(c)

            (e) If, in connection with any discussions between the Parties concerning the finalization of, or update or amendment to, a Strategic Targeting Plan, the Parties are unable to reach agreement concerning any matter, and if the resolution of such matter could be reasonably expected to have a material adverse effect on the Company's relative ability to Promote Products, as compared to the similarly deployed AZ Sales Force, such matter may be referred by either Party to the JMC for resolution pursuant to the terms of the Collaboration Agreement; provided, that the appeal process set forth in this
Section 3.1(e) shall not operate to delay or otherwise impair AZ's ability to implement any STP, including any disputed portions thereof, which has been approved by the U.S. Commercialization Team pending any final decision by the JMC.

      3.2. Requisite Details

            The Company shall, through the Company Sales Force, provide at least the minimum number of Calls and Details set forth in Schedule 3.2 to the applicable Target Prescribers in accordance with the Strategic Targeting Plan; provided that the Company Sales Force may provide up to [****], or a greater or lesser percentage if such greater or lesser percentage is provided for the AZ Sales Force, of the required number of Calls and Details each Calendar Year to non-Target Prescribers; provided that the Company believes in good faith that such Calls and Details to non-Target Prescribers are likely to result in increased sales of the Products. For each Calendar Trimester, the Company shall achieve a Targeting Delivery Score (currently, at least [****]) that is consistent with the Targeting Delivery Score for the AZ Sales Force assigned to the same Product for the same Calendar Trimester. Otherwise, the Company agrees within fifteen (15) business days of receipt of the Calendar Trimester TDS score, to provide AZ with an explanation for the underperformance and a corrective action plan designed to achieve a TDS score consistent with that of such AZ Sales Force in the next Calendar Trimester. Compliance by the Company with the foregoing sentence shall be determined by AZ's internal call reporting system. During the Funding Term and any Detail Funding Term, the Company shall perform its Promotion, Call and Detail obligations hereunder exclusively through the Company Sales Force. There will be a subset of targeted physicians that are the sole responsibility of the Company for Promotion, in order for AZ to be able to reasonably assess the Company's performance, which subset shall constitute cardiologists [****].

      3.3. Secondary Products

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

            The Secondary Product to be Promoted by the Company shall be selected by AZ from the list of AZ Affiliate products set forth in Schedule 3.3 attached hereto and disclosed to the Company within thirty (30) days prior to the Anticipated Approval Date. At any time during the Term, AZ shall have the right to substitute the Secondary Product with any other AZ Affiliate product appearing on Schedule 3.3; provided that AZ may not substitute any Secondary Product more than twice in any twelve-month period; and provided, further, that AZ may not substitute any Secondary Product unless it is also substituting such product for all or a substantial portion of AZ's own sales Representatives who are promoting the Primary Product.

      3.4. Services Provided by the Company

            The Company shall provide Promotion services pursuant to this Agreement through a Sales Force of up to a total of one hundred twenty-five
(125) members consisting of Representatives, District Sales Managers and other members of the Sales Force (including other managers), as determined by the Sales Operations Group within ninety (90) days prior to the Anticipated Approval Date and set forth on Schedule 3.4 hereto as necessary to supervise or support Company Representatives in order to implement the Program (it is currently anticipated by AZ that the ratio of Representatives to District Sales Managers would be approximately 10-to-1). A copy of the Company's recruiting and hiring standards shall be made available to the Sales Operations Group, and the Company shall not make changes to such standards if the proposed changes would materially impact the Hiring Profile, unless agreed to by the Sales Operations Group. Each member of the Company Sales Force shall be properly trained in accordance with the terms of ARTICLE IV. The Company, where necessary, shall make available its Project Manager and field management personnel to accompany Company Representatives on Calls and to ensure completion of the Calls consistent with the terms of this Agreement. It is AZ's expectation that the Company will ensure that each of the Company's District Sales Manager's working time spent in the field coaching the Company's Representatives shall be consistent with such time spent by AZ's District Sales Managers. The Company shall remove or reassign from the Program any member of the Company Sales Force as reasonably requested by AZ. All monies paid by AZ to the Company for incentive compensation shall be paid out in full to all field personnel. Based upon monthly performance data that AZ provides the Company, the Company shall generate and disseminate monthly incentive reports to field personnel. During the Funding Term, the Company Sales Force shall be dedicated exclusively to the Promotion of the Products.

      3.5. Expertise of the Company

            The Company shall employ its expertise, best professional judgment, and where applicable its working relationships with the Target Prescribers, for the purpose of having Company Representatives Detail the Products consistent with the Strategic Targeting Plan.

      3.6. Coordination with AZ

            (a) Company Representatives shall remain exclusively under the supervisory authority of the Company's field management. AZ shall be responsible for the dissemination of Promotional Materials to the Company Representatives based on information provided by the Company.

            (b) Each Party's Sales Force shall provide information to their AZ or Company counterparts, respectively, regarding

                  (i) completion of activities in connection with the Program;

                  (ii) market, economic, regulatory and other developments that may affect the sale of the Products in the Territory;

                  (iii) best selling and servicing practices of mutual benefit to the Parties, and account knowledge, at both the regional and national levels, relating to the Promotion of the Products by each Sales Force, intended to assist in the market share growth of the Products within each account.

            (c) During the Funding and Detail Funding Term, if any, the Company shall permit sales management personnel of AZ to conduct annual field observations with the Company's Representatives in order to allow AZ to evaluate overall quality assurance of the Program. During the Funding Term and the Detail Funding Term, if any, AZ shall permit a reasonable number of the Company's sales management personnel to conduct annual field observations with AZ's Sales Representatives in order to allow the Company to learn first hand some of AZ's best selling and servicing practices. Each of the foregoing field observations shall be granted by each Party upon reasonable advance notice from such other Party.

      3.7. Account Information and Support

            The Company shall actively participate in managed market pull through activities and programs consistent with similar efforts by the AZ Sales Force in cooperation with, and in coordination with, AZ-designated account leaders.

      3.8. Promotion Plan

            At least one hundred eighty (180) days prior to the Anticipated Approval Date, the U.S. Commercialization Team (which shall include representatives of the Company pursuant to the Collaboration Agreement) shall prepare the initial Promotion Plan for the Products. The initial Promotion Plan shall cover the first three (3) years following the Approval Date, and will be updated annually on a calendar year basis. The Company shall, within thirty (30) days of receipt, determine whether the initial Promotion Plan and any subsequent annual update thereof is sufficient to enable the

Company to perform its obligations hereunder; provided, however, that in no event shall any Promotion Plan alter the obligations of either Party under this Agreement. If the Company reasonably concludes that the Promotion Plan is not sufficient, the Company shall propose to AZ amendments to such plan. AZ shall review such proposed amendments and shall adopt any amendments to the Promotion Plan that the U.S. Commercialization Team in its good faith judgment deems appropriate. Subject to the foregoing requirements, the U.S. Commercialization Team may amend and modify the Promotion Plan in any material respect with not less than thirty (30) days' prior written notice to the Company.

      3.9. Promotional Materials

            The Company shall determine the method and means of using the Promotional Materials, subject to compliance with the Promotion Plan. In Promoting the Products, the Company shall use only Promotional Materials provided by AZ. The Company shall immediately cease the use of any Promotional Materials when instructed to do so by AZ. The Company shall use the Promotional Materials only for the purposes contemplated by this Agreement. The Company shall ensure that Promotional Materials are not changed in any way (including by underlining or otherwise highlighting any text or graphics or adding any notes thereto) by the Company or the members of the Company Sales Force. AZ shall make available to the Company Representatives a quantity and quality per Company Representative of Promotional Materials that are equivalent to those that AZ makes available to AZ Representatives for similarly valued specialists, as described in the Strategic Targeting Plan.

      3.10. Statements about the Products

            The Company shall make only those statements and claims regarding the Products, including as to efficacy and safety, that are consistent with the Product Labels and Inserts and the Promotional Materials. The Company shall not make any untrue or misleading statements or comments about the Products, competitors or other products. AZ shall instruct its Sales Force not to make any untrue or misleading statements or comments about the Products, competitors or other products.

      3.11. Requests for Medical Information

            (a) AZ shall have the exclusive right to respond to all questions or requests for information about the Products made by any medical professionals or any other Person to the Company or a Representative that (i) warrant a response beyond the understanding or knowledge of the Representative or (ii) are beyond the scope of the Product Labels and Inserts or other Promotional Materials (a "PIR").

            (b) The Company shall promptly communicate to the AZ Information Center or Medical Resources Department all PIRs received by the Company or Company Representatives. AZ shall provide to the appropriate Company representative, within a reasonable time after receiving or sending any such communication, copies of correspondence related to such PIR.

            (c) In connection with the Promotion of the Products, the Company shall inform prescribers that they may contact the AZ Information Center regarding questions or requests for information about the Products by telephone or by completing a Medical Resource Form and faxing the completed form directly to AZ Medical Resources at the facsimile number provided on such form. AZ shall provide the Company with sufficient quantities of Medical Resource Forms and the Company shall provide such forms to prescribers.

      3.12. Compliance with Laws and Policies

            (a) The Company shall perform all of its obligations under this Agreement in strict compliance with (a) the Promotion Policies, (b) Applicable Laws, and (c) Employment Laws. Each Party shall instruct its Sales Force not to take any action inconsistent with this Agreement that could jeopardize the good will or reputation of the Products or the other Party.

            (b) The Company shall be responsible for the compliance by all personnel assigned to the Program, whether as Company employees or independent contractors or agents, with Business Policies and relevant Corporate Integrity Agreement obligations, subject to AZ's obligations relating to the Training Program pursuant to Section 4.1. The Company shall report on or before thirty
(30) days after the end of each quarter to AZ all allegations it has received and/or investigations it has commenced with respect to the alleged failure by a member of the Company Sales Force to comply with the Business Policies and relevant Corporate Integrity Agreement and what action, if any, was taken as a result.

            (c) AZ is a party to a Corporate Integrity Agreement entered into with the federal government (the "Corporate Integrity Agreement"). Company employees performing services under this Agreement are deemed Covered Persons under the terms of the Corporate Integrity Agreement. The Company employees deemed Covered Persons in the Corporate Integrity Agreement shall fulfill all training obligations set forth in the Corporate Integrity Agreement and certify their compliance with the training obligations set forth in the Corporate Integrity Agreement. The Company shall screen any employees providing services under this Agreement to AZ against the Health and Human Services Office of Inspector General and Government Services Administration Websites for excluded persons and shall not utilize any persons determined by such screen to be an excluded person in connection with the services provided under this Agreement to AZ. AZ shall notify Company in a reasonable time following any amendment to the Corporate Integrity Agreement and, to the extent permitted under Applicable Law, shall provide Company with a copy of any such amendment.

      3.13. Sales Meetings

      Each Party shall permit a limited number of the other Party's personnel to participate, at such other Party's cost and expense, in the portion of any sales meetings at which promotion and strategies relating to the Products are discussed, including the Party's annual sales meeting. The criteria for attending any such meeting shall be the same for each Party.

      3.14. Reporting

            (a) AZ shall furnish the Company with an electronic report containing Call and Detail performance of each Party's Sales Force versus STP data, and TDS performance, within fifteen (15) calendar days after the end of each month during the Funding Term and any Detail Funding Term for the purpose of enabling the Company to monitor and manage its performance versus the requirements of this Agreement.

            (b) During the Funding Term and any Detail Funding Term, the Company shall furnish AZ with a written report containing the following information within fifteen (15) calendar days after the end of a particular month, organized and assimilated, with respect to such month (each, a "Monthly Performance Report"), as the case may be:

                  (i) a roster of the active Company Representatives and vacancies on the Company Sales Force as of the end of such prior month;

                  (ii) The utilization of field promotional dollars as expensed back through the Company's expense system and billed back to AZ, pursuant to
Section 6.1 during such month by district, region and nation.

                  (iii) The amount of time spent by the Company's District Sales Managers in the Field coaching Representatives; and

                  (iv) At least thirty (30) days advance notice of face-to-face meetings scheduled by the Company, which are expected to involve more than ten
(10) members of the Company Sales Force and have a duration of more than two (2) days.

            (c) The Company shall notify AZ in writing within twenty-four (24) hours upon the occurrence of any of the following:

                  (i) The Company restructures, realigns or modifies any part of its internal corporate structure that directly supports the Program;

                  (ii) The Company amends any of its sales force incentive compensation models after they have been initially set for the Calendar Year with respect to the Program.

            (d) The Company shall provide, on a Calendar Trimesterly basis, a Turnover analysis indicating Turnover by region, by position, and by tenure.

            (e) The Company shall provide such other information as may be called for by the Promotion Plan or reasonably requested by AZ.

      3.15. Information Technology

            Prior to the Anticipated Approval Date, AZ, at its expense, shall provide to the Company sufficient numbers of Laptops on which Compass is installed and Territory Management Devices on which NorthStar is installed (with requisite peripherals) to enable the Company to equip each Company Representative on the Company Sales Force with such Hardware and Software. The Company shall maintain and use the Information Technology in accordance with the policies and procedures set forth on Schedule 3.15. Until such time as the use of the Information Technology by the Company and Company Representatives in accordance with the terms hereof has been implemented fully, the Company and Company Representatives shall perform all recordkeeping, reporting, Product sample ordering, Promotional Material ordering and other communication functions necessary to enable the Company to perform its obligations hereunder in a manner reasonably determined by AZ. The Company, at its sole expense, shall replace, or at AZ's option, reimburse AZ for replacement of, Hardware and Software lost, damaged or destroyed while in the care, custody and control of the Company or any member of the Company Sales Force and that is not caused by normal wear and tear but only to the extent that such losses or damages are in excess of AZ's typical experience ratings for such types of losses with respect to its internal sales teams, as demonstrated by AZ's business records. AZ shall also provide to the Company whatever is reasonably necessary (in terms of software, hardware and other support) that is usable specifically for the purpose of enabling the Company to generate appropriate sales management reports and otherwise comply with the Company's reporting obligations under this Agreement. AZ's obligations to provide laptops, software, hardware and other support at its expense shall apply only during the Funding Term.

      3.16. Orders for Products; Terms of Sale

            AZ shall have the sole responsibility and right to fill orders with respect to the Products. The Company shall not take orders for the Products, but if for any reason the Company should receive sales orders for the Products, the Company shall promptly forward such orders to AZ. All orders for Products shall be subject to AZ's acceptance, in its sole discretion. AZ may cancel any order for Products, or any part thereof, at any time after acceptance without thereby incurring any liability to the Company. AZ shall be solely responsible for responding to requests from physicians for individual patients who need a Product but are unable to afford it. Any such request received by the Company should originate from the patient's physician and be forwarded to AZ for processing in accordance with AZ's procedures. AZ shall have the sole right and responsibility for establishing and modifying the terms and conditions of the sale of the

Products, including the terms and conditions such as the price at which the Products shall be sold, whether the Products shall be subject to any trade or quantity discounts, whether any discount shall be provided for payments on accounts receivable, whether the Products shall be subject to rebates, returns and allowances or retroactive price reductions, the channels of distribution of the Products, and whether credit is to be granted or refused in connection with the sale of any Products.

                                   ARTICLE IV.
                    CONDUCT OF COMPANY SALES REPRESENTATIVES

      4.1. Training Programs

            (a) During the Funding Term and the Detail Funding Term, AZ shall provide and pay for the following training of the Sales Force:

                  (i) Within 30 days prior to the Anticipated Approval Date or no later than 30 days after the hiring of any member of the Company's Sales Force, but in no event earlier than 60 days before Product Launch, AZ shall, at its own cost and expense, hold in-person meetings for each member for the Company's Sales Force prior to his or her commencement of Promotion of the Products hereunder. These meetings shall address the following matters: [****].

                  (ii) Following the completion of the Training Program described in Section 4.1(a)(i) for each member of the Company's Sales Force, AZ shall, at its own cost and expense, provide to each member of the Company's Sales Force [****] for reinforcement and refresher training with respect to the Program and Promotion Plan.

            (b) During the Post-Funding Term, the Company shall conduct and pay for training of the Company's Sales Force of the same type, and at the same times, as is described in Section 4.1(a), except that AZ shall pay for the creation and provision of the training materials described in Section 4.2(c).

      4.2. Requirements for Hiring and Conduct of the Company Sales Force

            (a) The Company shall require each Company Representative to satisfactorily complete a series of role play scenarios of a Detail of the Products similar to that required for the AZ Sales Force.

            (b) District Sales Managers shall complete the same Training Program as Company Representatives, and shall be required to achieve a minimum score at the same level established for AZ District Sales Managers [****] on all Product tests. The Company shall maintain and make available to AZ upon request records of such test results.

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

            (c) AZ shall, throughout the Term, develop and provide training materials to support the Training Program for the Products, whether such Training Program is conducted by AZ during the Funding Term or the Detail Funding Term or by the Company during the Post-Funding Term, at AZ's expense.

            (d) Any training materials created by or at the direction of the Company at the Company's expense for use in the Training Program for the Products must be reviewed and approved by AZ prior to the Company's use thereof to ensure that materials properly use the Product Trademarks and contain accurate information about the Products; provided, however, that the foregoing shall not apply to the extent such training materials are applicable to products other than the Products.

            (e) Any Training Programs conducted by AZ or the Company shall be consistent with the requirements of this Agreement, the Corporate Integrity Agreement and Applicable Laws.

            (f) AZ may, at its own expense, observe the Company's training meetings and conduct compliance audits to ensure that the Company has complied with its obligations pursuant to this Section 4.1.

            (g) The Company shall obtain from any member of the Company Sales Force who leaves the employ of the Company or ceases to participate in the Program all training materials provided by the Company, and shall reuse such materials for the replacement member of the Company Sales Force.

            (h) The Company shall assign to the Company Sales Force only those individuals who demonstrate, after the Training Program described in Section 4.1(a) or Section 4.1(b), a thorough knowledge of the Products and the Products' associated disease entities, by achieving a minimum score at the same level established for the AZ Sales Force [****] on a Product sales orientation assessment test, and subsequent (refresher) tests, which tests shall be reviewed and approved by AZ.

      4.3. Conduct by Company Sales Representatives

            The Company shall be legally responsible for the conduct of the activities of its Sales Force, including compliance with the requirements of this Agreement, Applicable Laws and the Corporate Integrity Agreement. The Parties will work together to design and support (a) Training Programs conducted by AZ and/or the Company to ensure such compliance; and (b) ongoing supervision and review by the Company of the recruiting, screening, training and monitoring of members of the Company Sales Force.

                                    ARTICLE V.
                                     SAMPLES

      5.1. Provision of Samples

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

            AZ shall make Product samples available to the Company for use by Company Representatives in Detailing the Products at AZ's sole cost during the Term. Such Product samples shall be of the same quality and quantity on a per Representative basis as the Product samples that AZ makes available to the AZ Representatives for similarly valued specialists as described in the Strategic Targeting Plan. The U.S. Commercialization Team shall determine sampling strategy, including whether sample-send or sample-carry methods are utilized; provided that any such determination shall be applied consistently with the strategy used for the AZ Sales Force. In either case the Company and Company Representatives shall (i) use the Information Technology to order Product samples from AZ and to maintain accurate records of use and distribution of Product samples; and (ii) ensure that not less than [****] (or whatever lower amount of samples required to be provided by AZ Representatives for the Product) are provided to Target Prescribers in accordance with the Strategic Targeting Plan and that samples are provided to non-Target Prescribers only in such cases the Company reasonably believes that such deliveries are likely to result in increased sales of the Products. The Company shall comply with all requirements of the PDMA and any other Applicable Laws in connection with the storage, handling, transport and distribution of, and reporting requirements with respect to, Product samples and shall maintain written procedures to ensure that all Company Representatives so comply.

      5.2. Sample-Carry

            If and when AZ utilizes sample-carry sampling methods, the Company and Company Representatives shall comply with the policies and procedures set forth in this Section 5.2.

            (a) AZ or its designated vendor shall ship Product samples directly to Representatives. The Representatives shall secure Product samples against theft, tampering, and diversion during storage and transport by them. The Company shall use Commercially Diligent Efforts to ensure that Company Representatives carry only those quantities of Product samples reasonably needed for a specific period; provided, however, that the Company shall, at AZ's reasonable request, audit the inventory of any Company Representative whose supply of Product samples is materially inconsistent with such Company Representative's need for such Product samples. In no event, however, shall any Company Representative carry more than a five (5) day supply of samples in his or her automobile.

            (b) The Company shall, prior to distribution of any sample Product by any Company Representative: (i) visually check the Product expiration date to ensure that the sample has a reasonable dating period remaining; (ii) verify, using the Promotion Policies, the Target Prescriber's or other prescriber's identity as a practitioner authorized by Applicable Law to receive drug samples;
(iii) confirm that Product packaging is intact and includes the designation "sample" (if required); (iv) obtain an executed sample request form or electronic equivalent in accordance with the PDMA requirements; and

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(v) confirm Product identity to be accurate by visual inspection of the Product packaging. At the time of delivery, the Company shall obtain a receipt (which may be electronic using the Information Technology) from the Target Prescriber or other prescriber executed in accordance with the requirements of the PDMA.

            (c) The Company shall notify AZ within twenty-four (24) hours upon learning that any Product samples have been lost or stolen or have not been received as scheduled, or have otherwise not been handled in accordance with the requirements of the PDMA, and shall cooperate fully with AZ in making such investigations and reports as may be necessary under the PDMA and any other Applicable Laws or as may otherwise be requested by AZ. The Company shall provide AZ with monthly drug accountability reports within five (5) days after the end of each month in accordance with the requirements of the PDMA. In addition, the Company shall make drug accountability reports, information, sample request and receipt and any other records pertaining to samples or matters relating to the PDMA available to AZ within twenty-four (24) hours after AZ's request.

            (d) From time to time when required by AZ, the Company shall "close-out" inventories of carried Product samples in accordance with procedures determined by AZ.

            (e) Upon reasonable advance notice to the Company, AZ shall be entitled, at AZ's expense, to conduct an inspection and audit of the Company's samples of the Products, documents, records, and procedures, to ensure compliance with the provisions of this ARTICLE V.

      5.3. Sample-Send

            If and when AZ utilizes procedures to send samples directly to prescribers, the Company shall utilize the Information Technology to enable AZ to maintain all records with respect to Product samples required by the PDMA (including the use of the Information Technology to obtain an electronic sample request form in accordance with the PDMA requirements).

                                   ARTICLE VI.
                                      FEES

      6.1. Calculation and Payment of Allowable Costs During the Funding Term

            (a) Within thirty (30) days after the Approval Date, the Company shall submit a non-binding estimate of the Allowable Costs expected to be incurred for the portion of the remaining Calendar Year (the "Program Budget"). In all succeeding years during the Funding Term, the Company shall provide an estimated Program Budget to AZ one hundred twenty (120) days prior to the end of each Calendar Year during the

Funding Term to reflect estimated costs for the next Calendar Year. All estimated Program Budgets are subject to the approval of the U.S.
Commercialization Team.

            (b) Not more than thirty (30) days prior to the beginning of each month during the Funding Term, the Company shall provide AZ with an invoice, using the form provided in Schedule 6.1A attached hereto, of the estimated Allowable Costs expected to be incurred in the next succeeding month (or portion thereof) in the Funding Term according to the Program Budget. The statement will specify the number of Company Representatives expected to be assigned to the Program.

            (c) Not more than forty-five (45) days after the end of each Calendar Quarter during the Funding Term, the Company shall provide AZ with a statement, using the form provided in Schedule 6.1B attached hereto, of any adjustments to the Allowable Costs based on the actual Allowable Costs incurred and shall specify the extent to which they vary from those specified in the statement provided pursuant to Section 6.1(b). The statement provided pursuant to this Section 6.1(c) shall specify the amount of any variance, the reasons for such variance, and a summary of the net amount overpaid or underpaid for the Calendar Quarter based on such statement.

            (d) AZ shall pay to the Company the amounts reflected on the invoice(s) described in Section 6.1(b), and, if any statement provided to AZ pursuant to Section 6.1(c) shows an amount due to the Company, the amounts reflected on such invoice(s), by check or wire transfer within thirty (30) days after receipt of such invoice(s). If any statement provided to AZ pursuant to
Section 6.1(c) shows an amount due to AZ, AZ shall be permitted to reduce such amount against the amount due to the Company under the next invoice submitted to AZ pursuant to Section 6.1(b). In the event that the amount due to AZ exceeds the amount due to the Company under the next invoice, the Company shall remit to AZ, by check or wire transfer within thirty (30) days, such excess amount.

            (e) Schedule 6.1A and Schedule 6.1B shall be amended for any adjustment of Allowable Costs to reflect any additional costs reasonably incurred by the Company, with reasonable advance notice to the Sales Operations Group, in order to achieve relative parity with the AZ Sales Force in promotional effectiveness that were added by AZ for the benefit of the AZ Sales Force but not provided by AZ for the Company's Sales Force, during the Funding Term.

      6.2. Incentive Compensation

            (a) AZ and the Company shall each provide a goal-based bonus or similar incentive payment plan for members of their respective Sales Forces to encourage promotion of the Products. During the Funding Term, the Company shall harmonize its incentive pay plans with those of AZ to AZ's reasonable satisfaction to facilitate the Sales Forces working together.

            (b) The Company shall submit an invoice to AZ for all payments due in respect of any such bonus or incentive payment promptly after any obligation to make such payment has accrued during the Funding Term. AZ shall pay to the Company the amounts reflected on such invoice by check or wire transfer on or before AZ makes payments to any AZ Representatives for a comparable time period, and in a manner that allows for consistency of the timing for the payment of the same award by AZ for any AZ Representatives, but in any event, within thirty
(30) days after receipt of such invoice.

      6.3. Detail Funding Term

            On or before ninety (90) days prior to the conclusion of the Funding Term, AZ shall complete an assessment of the value of the Company's participation in the Program, and shall inform the Company in writing as to whether it wishes to continue to fund the Company's activities on the same basis as it did so during the Funding Term, or on some other basis, including on a per-detail basis. If AZ informs the Company that it wishes to continue such funding, the Parties shall negotiate the terms of any such arrangement in good faith. If AZ wishes to fund on a per Detail basis, the Parties shall negotiate a rate consistent with the then-going arm's length commercial rate per detail used by third parties in comparable arrangements. Notwithstanding the foregoing, neither Party shall be obligated to agree to the terms of any such arrangement. The period during which the Parties agree to continued funding pursuant to this
Section 6.3 shall be called the "Detail Funding Term."

      6.4. Audit Rights

            (a) Upon reasonable advance notice to the Company, AZ shall be entitled, at its expense, to have access to (i) the Company's internal call reporting system, and (ii) solely through review by a third party, books and records (including receipts, invoices and other proof of expenditures) in the Company's possession or control as they relate to the relevant Products, in each case for the purpose of verifying the Company's determination of Allowable Costs, and such other matters as AZ reasonably requests relating to the performance by the Company of its obligations under this Agreement; provided, however, that if such audit shows charges by the Company for Allowable Costs in excess of five percent (5%) of the total amount owed for the Calendar Year then being audited, the Company shall pay for the reasonable fees and expenses of such third party to perform the audit. AZ shall have the right to exercise this audit right no more frequently than once in each twelve (12) month period, unless AZ reasonably believes that the Company is not complying with its obligations under this Agreement; provided, however, that the Company shall not be required to maintain any receipts, invoices and other proof of expenditures described in this Section 6.4(a) for more than three (3) years. Any adjustment necessary under this section shall be made pursuant to Section 6.1(c).

            (b) Should AZ discover information indicating, in its opinion, an inaccuracy in the calculation of the number of Calls or Details, AZ shall so notify the Company in writing thereof (and shall set out its preliminary conclusions in reasonable detail). The Company shall advise AZ in writing within thirty (30) business days of receiving such notice should the Company disagree with the determination of AZ.

            (c) If the Parties are unable to reach a mutually acceptable resolution of any such disagreement described in Section 6.4(b) within twenty
(20) days, the disagreement shall be submitted for arbitration to a certified public accounting firm selected by each Party's certified public accountants or to such other Person as the Parties shall mutually agree (the "Arbitrator"). The decision of the Arbitrator shall be final, and the losing Party shall bear all of the costs and expenses of such arbitration, including the prevailing Party's reasonable attorneys' fees.

            (d) Upon reasonable advance notice to the Company, AZ shall be entitled, to the extent permitted by law and the Company's privacy policies, at its expense, to have access to the Company's books and records relating to the Company's compliance with Applicable Laws and the Corporate Integrity Agreement. Such books and records shall include any policies and procedures concerning compliance with Applicable Laws, and records of any investigations and remedial and disciplinary actions taken to address material violations of Applicable Laws. AZ may exercise this audit right no more frequently than once in each twelve month period, unless AZ reasonably believes that the Company is not complying with its obligations under this Agreement; provided, however, that the Company shall not be required to maintain any books and records described in this Section 6.4(d) for more than three (3) years.

      6.5. Amendments

            In the event that AZ adds to or substitutes the Secondary Product to be Promoted by Company hereunder, the aggregate amounts of compensation payable under Sections 6.1 and 6.2 hereof shall not change, but the methodology of determining such compensation may be modified as agreed by the parties in writing and certain additional provisions of this Agreement may require mutually agreed upon modification, including the Strategic Targeting Plan.

      6.6. All Inclusive

            The fees set forth in this Agreement constitute AZ's complete obligation to pay the Company for its services under this Agreement. Except as otherwise expressly provided in this Agreement, the Company shall be responsible for all of its costs and expenses incurred in connection with the performance of its obligations hereunder.

                                  ARTICLE VII.
                             SALES OPERATIONS GROUP

      7.1. Sales Operations Group

            (a) The U.S. Commercialization Team, within the context of a global brand plan, shall make all decisions with respect to the strategy for the marketing and Promotion of the Products in the United States. The Company's input on such decisions may be provided by the Company representatives appointed to the U.S. Commercialization Team, pursuant to the Collaboration Agreement. Such decisions and input shall be made before and after the establishment, pursuant to Section 7.1(b), of the Sales Operation Group.

            (b) No later than sixty (60) days after delivery of the Final ARISE Results, the Parties shall establish a Sales Operations Group, directed and chaired by AZ and consisting of up to two (2) members from AZ and two (2) members from the Company. The chairperson's duties shall include site selection, logistics, agenda and facilitations. Each member of the Sales Operations Group shall be an employee of the Party that appointed such member. A member of the Sales Operations Group may be removed at any time, with or without cause, by the Party that appointed such member. The Sales Operations Group, as established, shall meet at least three times per annum.

            (c) The Sales Operations Group shall meet each Calendar Trimester and otherwise at the call of the chairperson to review, coordinate, and implement the Promotion Plan and to discuss other issues regarding the Program. In addition, the Sales Operations Group shall review and attempt to resolve issues pertaining to this Agreement. AZ shall carefully consider the Company's opinions and positions on all matters. The members of the Sales Operations Group will use reasonable efforts to reach consensus on all decisions. If the Sales Operations Group cannot decide any matter by consensus, such matter shall be referred to the U.S. Commercialization Team. Any matter not resolved by the U.S. Commercialization Team may be referred by either Party for resolution to the JMC pursuant to the Collaboration Agreement; provided that any appeal to the JMC shall not operate to delay or otherwise impair AZ's ability to implement any decisions reached by AZ's designees on the Sales Operations Group, including any disputed decisions, pending any final decision by the JMC.

      7.2. Appointment of Project Managers

            The Parties shall each designate a single person ("Project Manager") through whom all significant communications (other than regulatory reporting, which shall be governed by ARTICLE VIII hereof) shall be channeled. For the Company, the Project Manager shall be the National Sales Manager described in
Schedule 3.4. The Project Managers appointed by each of the Parties shall (i) function as a single point of contact in all substantive communications with the other Party relative to the Program, (ii) coordinate all Promotion activities,
(iii) represent their respective Parties in matters pertaining to the Program, and (iv) attend Program coordination meetings as their respective Parties' representatives. Within forty-five (45) days after delivery by the Company of Final ARISE Results pursuant to the Collaboration Agreement, each Party shall notify the other in writing as to the name of the Project Manager it has so appointed.

Each Party may replace its Project Manager at any time, upon at least one (1) week's prior written notice to the other Party, provided, however, that any Project Manager chosen shall meet the criteria set forth in the profile in
Schedule 3.4.

                                  ARTICLE VIII.
                           ADVERSE REACTION REPORTING
                          AND OTHER REGULATORY MATTERS

      8.1. Regulatory Reporting

            (a) AZ shall be solely responsible for making all reports, submissions and responses to Agencies concerning the Products, including reporting Adverse Events and Field Alerts, each in conformance with Applicable Law; provided, however, that the Company shall have the right to make such other reports as are necessary to comply with laws, rules, regulations and requirements of the FDA applicable to it, at its sole expense; provided further, that the Company shall promptly provide notice to AZ of any communications with any Agency concerning the Products and shall, to the extent permitted by Applicable Law, attach copies of all such communications to the notice sent pursuant to this Section 8.1(a). In addition, AZ shall be solely responsible for
(i) taking all actions and conducting all communication with all third Persons in respect of Products, including responding to all Product Quality Complaints in respect thereof, including complaints related to tampering or contamination,
(ii) investigating all Product Quality Complaints, Adverse Events, and Field Alerts in respect of Products, and (iii) any appropriate follow-up information requests related to Adverse Event reports. The Company shall, at AZ's expense, cooperate with all of AZ's reasonable requests and use its reasonable best efforts to assist AZ in connection with (x) preparing any and all such reports with Agencies, (y) preparing and disseminating all such communications with third Persons, and (z) investigating and responding to any Product Quality Complaint or Adverse Event related to the Products. The Company shall put in place procedures and protocols that shall be actively managed by the Company to ensure that all relevant information regarding the matters referred to in this
Article VIII that come to the attention of any member of the Sales Force is promptly conveyed to the Company so that the Company can comply with its reporting obligations hereunder.

            (b) The Company shall provide notice to AZ within twenty-four (24) hours from the time it becomes aware of an Adverse Event associated with use of a Product (whether or not the reported effect is (i) described in the full prescribing information or the published literature with respect to such Product or (ii) determined to be attributable to such Product) of any information in or coming into its, his or her possession or control concerning such Adverse Event by contacting the AZ Information Center by telephone at [****], or such other number as AZ may from time to time designate or by completing the Adverse Event Report Forms provided by AZ and submitting such form to AZ (which may be electronic forms provided via Sales InSite).

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

            (c) The Company shall notify AZ within twenty-four (24) hours of the time it becomes aware of any information that might necessitate the filing by AZ of a field alert report, as required under 21 C.F.R. Section 314.81(b)(1) (a "Field Alert"), as such regulation may be amended from time to time, by contacting the AZ Information Center by telephone at [****], or such other number as AZ may from time to time designate.

            (d) The Company shall notify AZ within twenty-four (24) hours of the time it becomes aware of any Product Quality Complaint associated with use of a Product by contacting the AZ Information Center by telephone at [****], or such other number as AZ may from time to time designate in writing.

            (e) AZ shall provide adverse drug experience information, including, but not limited to, any of the events described in Sections 8.1(a), (b), (c) and
(d), regarding the Products to the Company to the extent such information is provided by AZ to its representatives. AZ shall also notify the Company immediately of any formal communication received by AZ from the FDA regarding any threatened or pending action that may affect the safety or efficacy claims of the Products or the continued marketing of the Products.

      8.2. Threatened Agency Action

            The Company shall immediately notify the AZ Regulatory Affairs Department (with a copy to the AZ Legal Department) of any information the Company receives regarding any threatened or pending action by an Agency that may affect the safety or efficacy claims of the Products or the continued marketing and Promotion of the Products. Upon receipt of any such information, the Parties shall consult in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing herein shall restrict AZ's ability to make a timely report of such matter to any Agency or take other action that it deems to be appropriate or required by Applicable Laws.

      8.3. Reporting of Agency Actions

            AZ shall inform the Company, the Company District Sales Managers and/or the Company Sales Force of any information, announcements, reports, submissions, communications, resolutions, actions, decisions or meetings involving any Agency regarding a Product to the same extent and at the same time and subject to the same limitations and restrictions that it so informs any AZ District Sales Managers and/or members of the AZ Sales Force and subject to the same limitations and restrictions.

      8.4. Maintenance of Records

            The Parties agree to maintain records and otherwise establish procedures to ensure compliance with all Applicable Laws and professional requirements that apply to the Promotion and marketing of the Products.

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

      8.5. Company Compliance Program

            AZ acknowledges that the Company, consistent with good practice, will maintain a corporate compliance program that will include a mechanism for its employees to report, anonymously if they choose, any concerns about potential illegal activity, and that the Company will investigate any such reports. The Company will notify AZ of the substance of any such report that relates to the subject of this Agreement within a reasonable time after it is received, and before reporting any such activity to any Agency, unless the Company concludes that doing so would violate Applicable Laws or would compromise the Company's ability to complete an appropriate investigation. The Company will in any case inform AZ of the result of the investigation.

                                   ARTICLE IX.
                            RETURNED/RECALLED PRODUCT

      9.1. Returned Product

            AZ shall have the sole responsibility and right to accept any returned Products. The Company shall not solicit the return of any Products, but if for any reason the Company should receive any returned Products, the Company shall promptly notify AZ. Any Product returned to the Company shall be shipped by the Company to AZ's designated facility, with any reasonable shipping cost to be paid by AZ through a charge back invoice. The Company may advise the customer who made the return that the Product has been returned to AZ. The Company shall fully complete and deliver to AZ the returned goods form provided by AZ with respect to any returned Products.

      9.2. Recalled Product

            At AZ's request, the Company shall use Commercially Diligent Efforts to assist AZ in obtaining and receiving any Product, including all samples thereof, that has been recalled or withdrawn from the market, and AZ shall reimburse the Company for any reasonable direct documented costs incurred by the Company in taking such actions.

                                   ARTICLE X.
                          INDEPENDENT CONTRACTOR STATUS
                       OF THE COMPANY AND THE SALES FORCE

      10.1. Independent Contractor Status

            The status of the Company under this Agreement shall be that of an independent contractor. The Company shall not have the right to enter into any agreements on behalf of AZ, nor shall it represent to any Person that it has any such right or authority. The Company Sales Force shall not be, and shall not be considered to be, "employees" or "joint employees" of AZ for any purpose. AZ shall not be responsible for the control of any of the Company's employees. The Company shall be solely responsible for determining all conditions of employment of the Company Sales Force. The Company shall be responsible for the means, manner, mode and methods of performing the Details hereunder, subject to the terms of this Agreement.

      10.2. No AZ Benefits

            (a) The Company acknowledges and agrees that none of the Company Sales Force, nor anyone acting on its or their behalf, shall receive any employee benefits of any kind from AZ. In addition, the Company (on behalf of itself and the Company Sales Force and other employees, agents and contractors) declines any offer now or hereafter made to participate in any of AZ's benefit plans or programs.

            (b) The acknowledgement and declination set forth in Section 10.2(a) is intended to apply even if AZ is determined to be a co-employer or common law or statutory law employer of any of the Company's employees, including the Company Sales Force, notwithstanding the Parties' express agreement, and such employees' written acknowledgement, to the contrary.

            (c) AZ shall not maintain or procure any workers' compensation or unemployment compensation insurance for or on behalf of the Company Sales Force. The Company shall be solely responsible for paying all salaries, wages, benefits and other compensation that the Company Sales Force may be entitled to receive in connection with the performance of the services hereunder. The Company shall likewise be liable for all taxes, excises, assessments and other charges levied by any Agency on, or because of, the services to be provided by the Company under the terms of this Agreement.

            (d) The Company shall be responsible for (i) maintaining all necessary personnel and payroll records for all members of the Company Sales Force providing services pursuant to this Agreement; (ii) calculating their wages and withhold taxes and other government mandated charges, taxes, deductions, and contributions, if any; (iii) remitting such taxes, insurance, deductions, contributions or charges to the appropriate government entity; (iv) paying net wages and employee and other fringe benefits, if any, directly to such members of the Company Sales Force; and (v) providing workers' compensation and unemployment insurance coverage in amounts as required by law.

      10.3. No Recruitment

            During the Funding Term or Detail Funding Term, if any, and for a period of one hundred eighty (180) days thereafter, the Company shall not attempt to actively recruit or solicit any AZ employees or personnel without the prior written consent of AZ, and AZ shall not attempt to actively recruit or solicit any Company employees or personnel without the prior written consent of the Company; provided that, notwithstanding the foregoing, each of the Company and AZ shall be permitted to engage in general recruitment through advertisements or recruiting through head-hunters so long as the other Party's employees and personnel are not specifically targeted.

      10.4. Services Agreement.

            Prior, and as a condition, to assigning any member of the Sales Force to provide services pursuant to this Agreement, the Company shall require each such member of the Company Sales Force to sign a Services Agreement in or substantially in the form attached hereto as Exhibit 10.4 and shall provide AZ with an originally executed copy of such agreement.

                                   ARTICLE XI.
                                 NONCOMPETITION

      11.1. Noncompetition

            (a) During the Funding Term, neither the Company nor any of its Affiliates shall, directly or indirectly, market, Promote, sell or accept orders for the sale of any product other than the Products in the Territory, or assist or cooperate in any way with any other Person, in connection with the marketing, Promotion, selling or acceptance of orders for the sale of any product other than the Products in the Territory.

            (b) The Parties shall, prior to the commencement of any Detail Funding Term, agree upon the terms upon which the Company may or may not sell other products that might Compete with AstraZeneca products during the Detail Funding Term; provided, however, that, unless otherwise agreed by the Parties, the Company and its Affiliates shall be bound by provisions no less restrictive than those contained in Section 11.1(c).

            (c) [****], neither the Company nor any of its Affiliates shall, directly or indirectly, market, Promote, sell or accept orders for the sale of any Competing 1067 Product or any Competing Cardiovascular Product in the Territory, or assist or cooperate in any way with any other Person in connection with the marketing, promotion, selling or acceptance of orders for the sale of any Competing 1067 Product or any Competing Cardiovascular Product in the Territory.

            (d) The Company acknowledges that the temporal and geographic limitations set forth in this Section 11 are reasonable and necessary to protect the legitimate interests of AZ and agrees not to contest such limitations in any proceeding. The period of time during which the Company is prohibited from engaging in certain activities pursuant to the terms of this Section 11 shall be extended by the length of time during which the Company is in breach of any of the terms of this Section 11 as determined by any judicial or other legally binding proceeding.

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

            (e) The Company further acknowledges that the failure by the Company to comply with any of the provisions of this Section 11 will result in irreparable injury and continuing damage to AZ for which there will be no adequate remedy at law and that, in the event of a failure of the Company so to comply, AZ shall be entitled to such preliminary and permanent injunctive relief as may be proper and necessary to ensure compliance with all the provisions of this Section 11 without having to prove actual damages or to post a bond. AZ shall also be entitled to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which AZ may be entitled in law or equity.

                                  ARTICLE XII.
                                 CONFIDENTIALITY

      12.1. Nondisclosure Obligation

            (a) Confidential Information. All Information disclosed by one Party to the other Party hereunder, including the terms of this Agreement ("Confidential Information"), shall be maintained in confidence by the receiving Party and shall not be disclosed to any Person who is not a Party or an Affiliate of such Party, or used for any purpose except to exercise its rights and perform its obligations under this Agreement without the prior written consent of the disclosing Party, except to the extent that the receiving Party can demonstrate by competent written evidence that such Information:

                  (i) is known by the receiving Party at the time of its receipt and, not through a prior disclosure by the disclosing Party, as documented by the receiving Party's business records;

                  (ii) is in the public domain other than as a result of any breach of this Agreement by the receiving Party;

                  (iii) is subsequently disclosed to the receiving Party on a non-confidential basis by a Third Party who may lawfully do so; or

                  (iv) is independently discovered or developed by the receiving Party without the use of Confidential Information provided by the disclosing Party, as documented by the receiving Party's business records.

            (b) Return of Confidential Information Upon Expiration or Termination of Agreement. Within thirty (30) days after any expiration or termination of this Agreement, each Party shall destroy (and certify to the other Party such destruction) or return such Confidential Information provided by the other Party as the other Party reasonably requests be destroyed or returned; provided, however, that (i) the foregoing obligation shall not apply to any matter of Confidential Information otherwise provided for in this Agreement; and (ii) each Party may retain a single copy of the Confidential

Information in its confidential legal files for the sole purpose of ascertaining its ongoing rights and responsibilities regarding the Confidential Information.

      12.2. Permitted Disclosures

            (a) Permitted Disclosure. Each Party may disclose Confidential Information provided by the other Party without such other Party's written consent to the extent such disclosure is reasonably necessary in the following instances:

                  (i) disclosure to governmental or other regulatory agencies in order to obtain or maintain intellectual property protection (such as Trademarks) and to obtain, maintain or amend any Regulatory Materials regarding a Product or satisfy any other regulatory obligation regarding a Product, but such disclosure may be only to the extent reasonably necessary to obtain or maintain intellectual property protection or obtain, maintain or amend such Regulatory Materials;

                  (ii) complying with applicable court orders or governmental regulations, including without limitation rules or regulations of the Securities and Exchange Commission, or by rules of the National Association of Securities Dealers, any securities exchange or NASDAQ; provided, however, that the receiving Party shall first have given notice to the other Party hereto in order to allow such Party the opportunity to seek confidential treatment of the Confidential Information;

                  (iii) disclosure to consultants, agents or other Third Parties solely to the extent required to accomplish the purposes of this Agreement; provided however that such Third Parties agree to be bound by confidentiality and non-use obligations at least equivalent in scope to those contained in this Agreement.

            (b) Written Agreements. Each Party shall obtain written agreements from each of its employees and consultants who perform work pursuant to this Agreement, which agreements shall obligate such persons to similar obligations of confidentiality and to assign to such Party all inventions made by such persons during the course of performing such work. Execution of the Service Agreement shall be considered satisfaction of this obligation. Each Party will notify the other Party promptly upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party.

            (c) Required Disclosure. If a Party is required by judicial or administrative process to disclose Confidential Information that is subject to the non-disclosure provisions of Section 12.1, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations, provided that such Party's obligations to comply with Applicable Laws shall not be affected by such obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of Section 12.1, and the Party disclosing Confidential Information pursuant to law or court order shall take all reasonable steps necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

      12.3. Use of Name

            Neither Party shall use the name of the other Party, without the prior written approval of the other Party, for any purpose other than informing employees who need to know about this Agreement; provided, however, that AstraZeneca or its Affiliates may, without the Company's prior written approval, use the Company's name on marketing materials that were developed by or under the direction of the U.S. Commercialization Team or Global Commercialization Team. Without limitation, these prohibitions apply to press releases, annual reports, prospectuses, public statements, educational and scientific conferences, Promotional Materials, governmental filings and discussions with public officials, securities analysts, investors and the media. However, subject to the requirements for review and approval that follow, these prohibitions shall not apply to a disclosure of the other Party's name, which counsel to a Party has advised is required by law or regulation or in response to requests for a copy of this Agreement or related information by tax authorities.

      12.4. Publicity Referral

            Unless otherwise directed in writing by AZ, all matters that require AZ's review or consent under this ARTICLE XII must be referred to AZ's Project Manager for review and approval at the address set forth in Section 16.5. Unless otherwise directed in writing by the Company, all matters that require the Company's review or consent under this Section must be referred to the Corporate Communications Department, at the address set forth in Section 16.5.

      12.5. Publications

            Pursuant to the Collaboration Agreement, the JMC (as such term is defined in the Collaboration Agreement) shall develop procedures for review and approval of publications related to a Product or other activities under the Collaboration Agreement or under this Agreement, and neither Party shall permit any publication in violation of such procedures.

                                  ARTICLE XIII.
                           TRADEMARKS AND OTHER RIGHTS

      13.1. Product Trademarks

            (a) The Company shall Promote the Products only under the Product Trademarks.

            (b) AstraZeneca and its Affiliates hereby grant the Company a non-exclusive, royalty free license to use the Product Trademarks solely for purposes of satisfying its obligations hereunder, which license shall terminate upon the expiration or earlier termination of this Agreement for any reason.

      13.2. No Ownership or Rights in the Product Trademarks

            (a) Except as expressly set forth in Section 13.1, nothing in this Agreement shall give either Party any rights, title or interest in and to any other Trademarks that, as the case may be, are owned, licensed or maintained by the other Party or its Affiliate. The Company acknowledges and agrees that AstraZeneca or its Affiliates, as the case may be, are the owners of all rights, title and interest in and to the Product Trademarks, including any form or embodiment thereof, and the goodwill now and hereafter associated with the Product Trademarks.

            (b) Neither Party shall, or knowingly cause another Person to, contest or dispute or otherwise impair or endanger the validity of, the exclusive rights of any Trademark, including Product Trademarks, owned, licensed or maintained, as the case may be, of the other Party or its Affiliates, or any part thereof, or the registrations thereof.

      13.3. Trademark Infringement

      The Company shall promptly advise AZ of all cases of actual, potential or suspected infringement of the Product Trademarks that come to the Company's attention and shall render all assistance reasonably requested in connection with any action taken by AstraZeneca or its Affiliates. AstraZeneca or its Affiliates shall have sole control of such action. AZ shall be liable for reasonable expenses and reasonable attorneys' fees incurred by the Company at the specific written request of AstraZeneca or its Affiliates in connection with such actions.

      13.4. Other Rights

            (a) The Company acknowledges and agrees that neither the Company, nor any of its Affiliates, shall have any right, title or interest in or to the Promotion Policies, each of which shall constitute Confidential Information and the sole and exclusive property of AstraZeneca and its Affiliates.

            (b) The Company acknowledges and agrees that all copyright and other intellectual property rights in the Promotional Materials shall remain vested in AstraZeneca.

                                  ARTICLE XIV.
                       WARRANTIES; INDEMNITIES; INSURANCE

      14.1. Representations, Warranties and Covenants

            (a) Each Party represents and warrants to the other Party as follows: (i) it is a duly organized and validly existing corporation or limited partnership under the laws of its jurisdiction of incorporation or formation;
(ii) it has full corporate or partnership power and authority and has taken all corporate or partnership action necessary to enter into and perform this Agreement; (iii) the execution and delivery of this Agreement and the transactions contemplated herein do not violate, conflict with, or constitute a default under its charter or similar organization document, its by-laws, partnership agreement, or the terms or provisions of any material agreement or other instrument to which it is a party or by which it is bound, or any order, award, judgment or decree to which it is a party or by which it is bound; and
(iv) this Agreement is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof.

            (b) Each Party represents and warrants that it has not been debarred and is not subject to debarment and that it shall not use in any capacity, in connection with the services to be performed under this Agreement, any person who has been debarred pursuant to Section 306 of the Act or who is the subject of a conviction described in such section. The Company shall notify AZ in writing immediately if it or any member of the Company Sales Force is debarred or is the subject of a conviction described in Section 306 of the Act, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to the best of the Company's knowledge, is threatened, relating to the debarment or conviction of the Company or any member of the Company Sales Force.

      14.2. AZ Indemnification

            AZ shall indemnify the Company, its Affiliates and their respective directors, officers, employees and agents (the "Company Indemnified Parties"), and defend and save each of them harmless, from and against any and all claims, lawsuits, losses, damages, liabilities, penalties, costs and expenses (including reasonable attorneys' fees and disbursements) (collectively, "Losses") incurred by any of them in connection with, arising from or occurring as a result of: (i) the breach by AZ of any of its obligations under this Agreement (including this Section 14.2); (ii) the breach or inaccuracy of any representation or warranty made by AZ in this Agreement; and (iii) infringement or alleged infringement of the Trademark or patent rights of any Person resulting from Promotion of the Products by the Company in accordance with the terms hereof. Notwithstanding anything else in this Section 14.2 to the contrary, (i) AZ shall not be obligated to indemnify the Company for those Losses for which the Company has an obligation to indemnify AZ pursuant to Section 14.3, as to which Losses each Party shall indemnify the other to the extent of their respective liability for such Losses; and (ii) AZ shall not be obligated to indemnify any Company Indemnified Party for any Losses that arise as a result of gross negligence or willful misconduct on the part of any Company Indemnified Party.

      14.3. Company Indemnification

            The Company shall indemnify AZ, its Affiliates and their respective directors, officers, employees and agents (the "AZ Indemnified Parties"), and defend and save each of them harmless, from and against any and all Losses incurred by any of them in connection with, arising from or occurring as a result of (i) the breach by the Company of any of its obligations under this Agreement (including this Section 14.3) or (ii) the breach or inaccuracy of any representation or warranty made by the Company in this Agreement. Notwithstanding anything else in this Section 14.3 to the contrary, (i) the Company shall not be obligated to indemnify AZ for those Losses for which AZ has an obligation to indemnify the Company pursuant to Section 14.2, as to which Losses each Party shall indemnify the other to the extent of their respective liability for such Losses; and (ii) the Company shall not be obligated to indemnify any AZ Indemnified Party for any Losses that arise as a result of gross negligence or willful misconduct on the part of any AZ Indemnified Party.

      14.4. Indemnification Procedure

            (a) Notice of Claim. The indemnified Party (the "Indemnified Party") shall give the indemnifying Party (the "Indemnifying Party") prompt written notice (an "Indemnification Claim Notice") of any Losses or discovery of facts upon which such Indemnified Party intends to base a request for indemnification under Section 14.2 or Section 14.3, but in no event shall the Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses.

            (b) Third Party Claims. The obligations of an Indemnifying Party under this ARTICLE XIV with respect to Losses arising from claims of any third party that are subject to indemnification as provided for in Section 14.2 or
Section 14.3 (a "Third Party Claim") shall be governed by and be contingent upon the following additional terms and conditions:

                  (i) Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party's receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party's claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying

Party which shall be reasonably acceptable to the Indemnified Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnified Party in connection with the Third Party Claim. Subject to clause
(ii) below, if the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys' fees and costs of suit) and any Losses incurred by the Indemnifying Party in its defense of the Third Party Claim with respect to such Indemnified Party.

                  (ii) Right to Participate in Defense. Without limiting Section 14.4(b)(i), any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party's own expense unless (A) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (B) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 14.4(b)(i) (in which case the Indemnified Party shall control the defense).

                  (iii) Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnified Party's becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party in any manner, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 14.4(b)(i), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

                  (iv) Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

                  (v) Expenses. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a calendar quarter basis in arrears by the Indemnifying Party, without prejudice to the Indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

      14.5. Workers' Compensation and Liability Insurance

            (a) The Company shall, at its own expense, provide and keep in full force and effect, during any period during the Term following the Approval Date (unless the Company elects not to Promote any Products pursuant to Section 2.1(c), in which case the Company's obligations under this Section 14.5 will apply at all times during the Term following the Company's commencement of any Promotion of any Products, the following kinds and minimum amounts of insurance:

                  (i) Workers' Compensation. Workers' compensation statutory coverage as required by the laws of the states in which the services hereunder are performed;

                  (ii) Employer's Liability. Employer's liability insurance with a limit of [****] for bodily injury by accident per person, [****] for bodily injury by accident, all persons and [****] bodily injury by disease policy limit;

                  (iii) Automobile. Commercial automobile liability insurance with a [****] combined single limit on vehicles owned, leased or rented by the Company while performing services under this Agreement;

                  (iv) General Liability. Commercial general liability insurance, including personal injury blanket contractual liability and broad form property damage, with a [****] combined single limit per occurrence;

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                  (v) Umbrella Liability. Umbrella liability insurance in the amount of [****] per occurrence and aggregate;

                  (vi) Employer Practices Insurance. Employer practices insurance in the amount of [****] per occurrence; and

                  (vii) Property Insurance. Property insurance covering the business property of the Company and others while at any unnamed location in the amount of [****].

            (b) Such policies of insurance shall be in a form acceptable to AZ and shall stipulate that the insurance shall not be modified or canceled while this Agreement is in effect without thirty (30) days prior written notice to AZ. The Company shall provide AZ with proof of its compliance with this Section 14.5 within thirty (30) days after the date hereof.

                                   ARTICLE XV.
                       TERMINATION RIGHTS AND CONSEQUENCES

      15.1. Termination of the Agreement

            This Agreement may be terminated as follows:

            (a) By either Party:

                  (i) in the event of a material breach of this Agreement by the other Party (other than those breaches and events described in Section 15.1(b) and Section 15.2, which shall be governed by Section 15.1(b) and Section 15.2), which breach if curable remains uncured sixty (60) days after written notice thereof is given to the breaching Party, or

                  (ii) if the other Party shall file in any court or Agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors.

            (b) By AZ:

                  (i) upon ten (10) days' prior written notice if:

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                        (A) the Company has failed to use Commercially Diligent Efforts to ensure compliance by its Sales Force with Applicable Laws or the Corporate Integrity Agreement, as evidenced by a pattern of failures by the Sales Force to so comply, which failures are not promptly rectified; or

                        (B) the Company fails to report to AZ within three (3) business days of when the Company learns of any material violation by any Company Representative of Applicable Laws, excluding any violations of the American Medical Association Guidelines on Gifts to Physicians from Industry and PhRMA Code on Interactions with Healthcare Professionals, or the Corporate Integrity Agreement; or

                        (C) the Company fails to report to AZ within ten (10) business days of when the Company learns of any material violation by any Company Representative of any violations of the American Medical Association Guidelines on Gifts to Physicians from Industry or PhRMA Code on Interactions with Healthcare Professionals; or

                        (D) the Company did not adequately investigate, or take appropriate remedial or disciplinary actions as a result of investigation, into any alleged material violation(s) of Applicable Laws or the Corporate Integrity Agreement.

                  (ii) within thirty (30) days after written notice from AZ to the Company that a Change of Corporate Control of the Company has occurred, if in the reasonable judgment of AZ any Person or group (as such term is defined in the Securities Exchange Act of 1934, as amended) involved in the Change of Corporate Control: (A) has a Competing Cardiovascular Product; or (B) is or has within the past ten (10) years been a party to any litigation to which AZ or any of its Affiliates is or has been an adverse party, where such litigation threatened a material business interest of AZ; or (C) has previously committed material violations of Applicable Law and AZ reasonably determines that such violations are such that the Promotion of the Product by such Person or group would be detrimental to AZ's business interests; or (D) has had a prior business relationship with AZ or its Affiliates and AZ reasonably determines that the conduct of such Person or group in such business relationship indicates that Promotion of the Products by such Person or group would be detrimental to AZ's business interests;

                  (iii) upon ten (10) days' prior written notice if the FDA causes the withdrawal from the market of or restricts the indications for the Primary Product or there is an imposition of restrictive federal or state price controls such that an obvious and substantial loss of sales for the Primary Product would result.

            (c) By the Company:

                  (i) On or before the Anticipated Approval Date, for any reason; or

                  (ii) At least ninety (90) days prior to each annual anniversary of the Approval Date, for any reason, with such termination to be effective upon such annual anniversary.

                  (iii) Any termination by the Company pursuant to this Section 15.1(c) shall be in addition to the Company's right, under Section 2.1(c) to elect to suspend the Promotion of Primary Products and any Secondary Product in any year during the Term.

      15.2. Termination of Funding Term and Detail Funding Term

      AZ may terminate the Funding Term or, if applicable, the Detail Funding
Term:

            (a) Following a notice of deficiency and failure to cure such deficiency within sixty (60) days of such deficiency notice, if during two (2) consecutive months the total number of Calls, as reported by AZ's internal call reporting system or the Monthly Performance Reports, conducted for the Products is at least [****] lower than the percentage required for AZ Sales Representatives, or if compliance with the Strategic Targeting Plan, as measured by the Targeted Delivery Score, is at least [****] lower than the percentage required for AZ Sales Representatives;

            (b) Following a notice of deficiency and failure to cure such deficiency within sixty (60) days of such deficiency notice, if the number of Company Representatives performing services hereunder at any time after six (6) months after the Launch Date falls [****] below the level required by the Strategic Targeting Plan and remains below such level for more than sixty (60) consecutive days.

      15.3. Effect of Termination

            (a) If the effective date of termination of this Agreement pursuant to Section 15.1, or the effective date of termination of the Funding Term or the Detail Funding Term, occurs other than at the end of a month, the Company's right to payment pursuant to ARTICLE VI (assuming it has satisfied the applicable conditions set forth in this Agreement) shall be prorated for the portion of the month during which the Agreement was in effect or the Funding Term or the Detail Funding Term continued.

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

            (b) Upon the effective date of termination of this Agreement pursuant to Section 15.1, the Company shall promptly cease all Promotion of the Products and promptly discontinue the use of any Product Trademarks. The termination of this Agreement shall be without prejudice to any rights or obligations of the Parties that may have accrued prior to such termination, and the provisions of Sections 8.1 (with respect to the Company's obligation to report to AZ), 14.2, 14.3, 14.4, 14.5 and Articles IX, X, XI, XII, XIII, XV and XVI shall survive any termination of this Agreement. Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies which may otherwise be available in law or equity.

            (c) Upon the effective date of expiration or termination of the Funding Term or the Detail Funding Term pursuant to Section 15.2 or 2.1(c), the Company shall have the right to continue to Promote the Primary Product pursuant to Section 2.2(c), subject to and in accordance with the terms and provisions of this Agreement.

      15.4. Return of All Materials

            At the end of the Term, the Company shall promptly return to AZ all Product samples, all equipment and materials, Promotional Materials, and training materials that AZ provided to the Company in connection with the Program or otherwise pursuant to this Agreement in the possession of, or under the control of, the Company or the Company Sales Force; provided the Company shall have the right to purchase the lap top and Territory Management Devices from AZ at their respective then fair market value.

      15.5. Continuation of Promotion of Secondary Product

            The Company would be permitted to continue to co-promote the Secondary Product after the conclusion of the Funding Term only upon the mutual agreement of the Parties.

                                  ARTICLE XVI.
                                 MISCELLANEOUS

      16.1. Dispute Resolution

            (a) Except as provided in Sections 3.1(e), 6.4, 7,1(c), 11.1 and 12.4, the Parties shall attempt in good faith to settle any Disputes by negotiations between representatives who have decision-making authority regarding such Dispute. Within ten (10) days after either Party gives written notice of a Dispute to the other Party (the "Dispute Notice"), representatives of each Party having decision-making authority regarding the Dispute (subject to Board of Directors' or equivalent approval, if required), shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute.

            (b) If, within thirty (30) days after the Dispute Notice, the Parties have not resolved the Dispute, upon written request by either Party to the other Party, the Parties shall promptly appoint a mutually acceptable Neutral to act as a mediator. If the Parties are not able to agree on an acceptable Neutral within forty-five (45) days after the Dispute Notice, the JMC shall be responsible for selecting a qualified, disinterested, and conflict-free Neutral within fifteen (15) days of being approached by either AZ or the Company. The fees and costs of the Neutral shall be shared equally by the Parties.

            (c) The Neutral shall conduct the mediation pursuant to the rules and procedures of JAMS applicable to evaluative mediations. The Parties shall participate in the mediation to its conclusion; provided, however, that neither Party shall be obligated to continue to participate in the mediation if the Parties have not resolved the Dispute in writing within one-hundred and twenty
(120) days after the Dispute Notice and if either Party shall have terminated the mediation by delivery of written notice of termination to the other Party following expiration of the one-hundred and twenty (120) day period. The results of the mediation shall not be binding upon the Parties; provided, however, that the Parties shall give good faith consideration to the settlement of the Dispute on the basis of such result. Notwithstanding any other provision hereof to the contrary, if one Party does not accept such result (the "Disputing Party") and either Party thereafter pursues any other judicial or nonjudicial remedy to conclusion, the Disputing Party shall pay the reasonable attorneys' fees, costs, and other expenses (including expert witness fees) of the other Party, if any, if the result of such other remedy is not more favorable to the Disputing Party than the result of the mediation.

            (d) Nothing in this Section 16.1 shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute either prior to or during the mediation if necessary to protect the interests of such Party. This Section 16.1 shall be specifically enforceable.

            (e) The Parties hereto agree that none of their respective conduct during the course of the mediation nor any of their respective statements made or information exchanged in connection with the mediation shall be deemed an admission of any kind by any Party. No such conduct, statements or information may be admitted as evidence by either Party in any other subsequent proceeding initiated by either Party. Without limiting the foregoing, no offer of settlement made in connection with the mediation shall be admitted as evidenced by the Parties hereto in any other subsequent proceeding initiated by either Party.

      16.2. Governing Law

            The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction

      16.3. Force Majeure

            Neither Party shall be liable for delay in delivery or nonperformance in whole or in part, nor shall the other Party have the right to terminate this Agreement except as otherwise specifically provided in this
Section 16.3, where delivery or performance has been affected by a condition beyond a Party's reasonable control, including inability to obtain labor, materials or manufacturing facilities, provided that the Party affected by such a condition shall, within ten (10) days of its occurrence, give notice to the other Party stating the nature of the condition, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is reasonably required and the nonperforming Party shall use its best efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for 60 days after the date of the occurrence, and such failure to perform would constitute a material breach of this Agreement in the absence of such force majeure, the nonaffected Party may terminate this Agreement by written notice to the other Party.

      16.4. Waiver

            A Party's failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy, does not constitute a waiver of such provision, right or remedy, or prevent such Party thereafter from enforcing any or all provisions and exercising any or all other rights and remedies. The exercise of any right or remedy does not constitute an election or prevent the exercise of any or all rights or remedies, all rights and remedies being cumulative.

      16.5. Notices

            Unless otherwise expressly provided for herein, all Notices shall be in writing, shall refer specifically to this Agreement and shall be hand delivered or sent by express courier service, costs prepaid, or by facsimile, to the respective addresses specified below (or to such other address as may be specified by Notice to the other Party):

If to AZ, to:                 AstraZeneca Pharmaceuticals LP
                              1800 Concord Pike
                              Wilmington, Delaware 19803
                              Attention:  General Counsel
                              Telecopier No.: 302-886-1578

With a copy to:               IPR Pharmaceuticals, Inc.
                              P.O. Box 1624
                              Canovanas, Puerto Rico
                              00729-1624
                              Attention: Chief Executive Officer
                              Telecopier No.: (787) 750-5332

If to the Company, to:        AtheroGenics, Inc.
                              8995 Westside Parkway
                              Alpharetta, Georgia  30004
                              Attn: President and Chief Executive Officer
                              Telecopier No.: (678) 336-2503

With a copy to:               AtheroGenics, Inc.
                              8995 Westside Parkway
                              Alpharetta, Georgia  30004
                              Attn: General Counsel
                              Telecopier No.: (678) 336-2503

Any Notice delivered by facsimile or similar means shall be confirmed by a hard copy delivered as soon as practicable thereafter. The effective date of any Notice shall be: (a) the date of the addressee's receipt, if delivered by hand or express courier; or (b) the date of receipt if received by 5:00 p.m. local time on a business day or, if not, the first business day after receipt, if sent by facsimile. It is understood and agreed that this Section 16.5 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

      16.6. Entire Agreement

            This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, with respect to the subject matter hereof. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment or modification hereof shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

      16.7. Successors and Assigns

            The terms and provisions hereof shall inure to the benefit of, and be binding upon, AZ, the Company and their respective successors and permitted assigns. Neither Party shall assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that AZ shall have the right to assign or otherwise transfer this Agreement to its Affiliates or to any successor in interest in any manner to all or substantially all of the business to which this Agreement relates. Any attempt to assign, transfer, subcontract or delegate any portion of this Agreement in violation of this Section 16.7 shall be null and void.

      16.8. Schedules and Exhibits

            All Schedules and Exhibits referred to herein or referred to in any other Schedule or Exhibit hereto are intended to be, and hereby are, specifically incorporated herein and made a part of this Agreement.

      16.9. Counterparts

            This Agreement may be executed in one or more counterpart copies, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      16.10. Severability

            If any provision hereof should be invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by applicable law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intent of the Parties as nearly as may be possible, and (b) the Parties shall use their best efforts to negotiate a provision, in replacement of the provision held invalid, illegal or unenforceable, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the Parties with respect thereto. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

      16.11. Applicable Laws

            Notwithstanding any other provision of this Agreement to the contrary, neither Party, nor such Party's Sales Representatives, shall be required to take any actions to Promote a Product, or any other action contemplated by this Agreement, that would reasonably be considered to be a violation of any Applicable Law.

      16.12. Affiliates

            Each Party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions relate, or are intended to relate to such Affiliates, as if such Affiliates were expressly named as joint obligors hereunder.

            Without limiting the generality of the foregoing, any obligations of AZ may be performed by any of AZ's Affiliates, including but not limited to AstraZeneca, and such obligations will be deemed satisfied upon performance by such Affiliate.

      16.13. Expenses

            Each of the Parties shall pay the fees and expenses of its respective counsel and other experts and all other expenses, except as otherwise expressly set forth herein, incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

      16.14. Further Assurances

            Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

      16.15. Construction

            The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

      16.16. No Joint Venture

            Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Parties hereto or, except as otherwise expressly provided herein, as granting to either Party the authority to bind or contract any obligation in the name of or on the account of the other Party, or to make any statements, representations, guarantees or warranties on behalf of the other Party.

                                   END OF PAGE
                      (signatures appear on following page)

            IN WITNESS WHEREOF, the Parties have caused this Co-Promotion Agreement to be executed by their representatives thereunto duly authorized as of the date first set forth above.

ATHEROGENICS, INC.                           ASTRAZENECA PHARMACEUTICALS LP

By: /s/ RUSSELL M. MEDFORD                   By: /s/ DAVID R. BRENNAN
    ---------------------------------            --------------------
Name: Russell M. Medford, M.D., Ph.D.        Name: David R. Brennan
      President & CEO                              President & CEO

                                  SCHEDULE 1.1

AZ CARDIOVASCULAR COMPOUNDS
[****]

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                  SCHEDULE 3.2
                                     [****]

    TO BE CREATED IN CONNECTION WITH DEVELOPMENT OF THE INITIAL STP PREPARED
                             PURSUANT TO SECTION 3.1

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                  SCHEDULE 3.4
               LIST OF SALES FORCE AND RELATED JOB QUALIFICATIONS

[****]

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                  SCHEDULE 3.15
  INFORMATION TECHNOLOGY AND COMMUNICATIONS MANAGEMENT REQUIREMENTS AND REPORTS

  NOTE: THIS SCHEDULE 3.15 MAY BE AMENDED AT THE TIME OF INITIAL DEVELOPMENT OF THE STP OR FROM TIME TO TIME THEREAFTER AS DETERMINED IN GOOD FAITH BY THE U.S.
                             COMMERCIALIZATION TEAM

-     Voicemail Services

      AZ will provide the Company with voicemail services to all members of the Sales Force during the Funding Term. Use of voicemail will be consistent with and subject to AZ policies and procedures for voicemail use.

-     Broadband Services/High Speed Internet Access:

      The Company District Managers and Representatives may be required to have broadband/high speed internet access. If required, during the Funding Term, AZ will provide reimbursement for the reasonable installation and monthly service costs for broadband services consistent with reimbursement levels provided to the AZ Sales Force.

-     Support SMTP enabled mail exchange between AZ and Company.

      Consistent with the AZ standard, electronic mail will be supported via Simple Mail Transfer Protocol. The Company will use contact points within its organization to relay E-Mails from AZ throughout the organization. The Company will coordinate the distribution of E-Mail address lists at least on a monthly basis.

-     Additional Hardware Upgrades

      Once Sales & Marketing has delivered application requirements, AZ will analyze the current server configuration and determine whether hardware upgrades are necessary. If additional hardware is required, AZ will provide at AZ's sole expense during the Funding Term.

-     Information Technology

            (a) During the Funding Term, the Company shall use commercially reasonable efforts to cause each Representative to use the Information Technology to perform all record keeping, reporting, Product sample ordering, Promotional Material ordering, and other communication functions required by AZ in connection with the Program in accordance with procedures established from time to time by AZ, including, without limitation:

                  (i) record all sales Calls and Details daily, including basic customer profile (name, address and DEA#, where applicable), activities (customer interaction date, type (Product Message, Service, etc.) and text description), sample distribution (date, Product and quantity), and customer coverage (product, owner);

                  (ii) where applicable, synchronize Compass, NorthStar, and Sales InSite each workday and at the end of the month;

                  (iii) where applicable, review daily the activity of his or her AZ counterpart;

                  (iv) review the Strategic Targeting Plan and plan the following business day's routing and sales Calls;

                  (v) update the profile of Target Prescribers when and as appropriate;

                  (vi) record completion of all assigned To-Do's;

                  (vii) fulfill reporting requirements to District Manager; and

                  (viii) where applicable, communicate with Sales InSite to:

                        1) report Territory business activity according to business rules of AZ (at least weekly)

                        2)    report on sample management daily

                        3)    order Promotional Materials as required

            (b) During the Funding Term, AZ, at its expense, shall provide the Sales Force with "Help Desk" support for the AZ supplied Information Technology consistent with the level of support provided to AZ's own internal sales Representatives who use similar technology. AZ shall also provide, at no cost to the Company, configuration services, distribution and shipping of the AZ Supplied Information Technology to the Company Sales Force. AZ shall be responsible for and bear the cost of any and all data line installation charges, long distance telephone charges, and data line maintenance fees incurred in connection with use of the Information Technology.

            (c) Title to and ownership of the AZ supplied Information Technology in the possession or control of the Company Sales Force shall at all times be vested exclusively in AZ; at no time and under no circumstance shall the Company or any Company Representative have title to, or any right or interest in or to, such Information Technology. The Company shall not take any action that is inconsistent with the right, title and interest of AZ in and to the Information Technology. The Company shall cause the Representatives to enter into any written agreements or acknowledgments reasonably requested by AZ in respect of the ownership and use of such Information Technology.

The Company shall cause the Sales Force to store and handle the AZ supplied Information Technology in a secure, proper manner so as to ensure that the Information Technology remains in good, working condition and is not lost or stolen. The Company shall be financially responsible to and promptly reimburse AZ for any loss or damage to such Information Technology caused by loss or misuse from the time such Information Technology is received by the Company until the time such Information Technology is returned to AZ. Further the

Company shall be financially responsible to and promptly reimburse AZ for any loss or damage to such Information Technology caused by: (i) Information Technology not returned by a member of Company Sales Force upon expiration or earlier termination of the Funding Term; or (ii) a level of theft of such Information Technology greater than what can be expected within an AZ sales force. The Company will be responsible to pay AZ for the lesser of the net book value of the equipment or non warranty repair cost.

            (d) The Company shall cause all AZ supplied Information Technology issued to members of Company Sales Force to be returned to AZ as soon as reasonably possible upon the termination of employment or change in Sales Force assignment of such Company employee . The Company shall cause all (or any part) of the Information Technology issued to the Company by AZ to be returned as soon as reasonably possible to AZ upon termination of this Agreement or upon the request of AZ, if the Company chooses not to purchase such equipment at the then current market value.

            (e) Only the Software and other software approved by AZ shall be installed on or used in connection with the Hardware, and the Company shall not install on the Hardware any other Software. The Company shall not use the AZ Information Technology for any other purpose other than performing the Company's obligations under this agreement. Any other use is strictly prohibited.

            (f) Where applicable, and per program basis, each Representative shall be provided with access to an Outlook e-mail account strictly for use in connection with the services to be provided pursuant to this Agreement.

            (g) The Company shall cause its Sales Force to utilize access to the World Wide Web in a manner that is consistent with the AZ usage policy governing such access including any broadband applications AZ may require.

                                  SCHEDULE 6.1A
                       ALLOWABLE COSTS FOR THE SALES FORCE
                                     [****]

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                  SCHEDULE 6.1B
                         ADJUSTMENTS TO ALLOWABLE COSTS
       TO BE REIMBURSED TO THE COMPANY FOR THE PRECEDING CALENDAR QUARTER
               TO THE EXTENT NOT PREVIOUSLY REIMBURSED PURSUANT TO
                         SECTION 6.1(b) OF THE AGREEMENT

[****]

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                  SCHEDULE 6.3
                                     [****]

    TO BE CREATED IN CONNECTION WITH DEVELOPMENT OF THE INITIAL STP PREPARED
                             PURSUANT TO SECTION 3.1

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                  EXHIBIT 10.4

                               SERVICES AGREEMENT
                            (COMPANY EMPLOYEE MODEL)

      This Services Agreement ("Agreement") is made by and between AtheroGenics, Inc. (the "Company") and ____________________________________ ("Employee").

      WHEREAS, the Company and Employee each acknowledge that Employee is an employee of the Company;

      WHEREAS, Company has entered into a Co-Promote Agreement (the "AZ Agreement") with AstraZeneca Pharmaceuticals LP ("AZ"); and

      NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and intending to be legally bound hereby, the parties hereto agree as follows:

      1. General. The parties agree that the premises as set forth above are incorporated within and made a part of this Agreement.

      2. Confidential Information

            (a) Employee acknowledges and agrees that he or she will have access to, or become acquainted with, Confidential Information of the Company and AZ. For the purposes of this Agreement, "Confidential Information" shall mean any information of the Company and AZ, whether or not developed by Employee, including but not limited to, information which relates to all ideas, designs, methods, discoveries, improvements, products or other results of the services provided pursuant to this Agreement and in connection with the AZ Agreement ("Services"), and trade secrets, product data and specifications, proprietary rights, business affairs, product developments, customer information or employee information.

            (b) Employee acknowledges and agrees that the Confidential Information constitutes valuable trade secrets of the Company and AZ. Employee shall keep all Confidential Information in confidence and shall not, at any time, without the Company's prior written consent, disclose or otherwise make available, directly or indirectly, any item of Confidential Information. Employee shall use the Confidential Information only in connection with the performance of the Services and for no other purpose.

      3. Work Product

            (a) Employee agrees that all works capable of copyright protection that are created, in part or in whole, by him or her in connection with the Services (the "Copyright Work Product") shall be considered "works made for hire" within the meaning of the copyright laws of the United States and that the Company is and shall be the sole author of the Copyright Work Product, and the sole owner of all rights therein. If any of the Copyright Work Product is deemed not to be a "work made for hire," then Employee hereby assigns to the Company all worldwide rights, title and interest in and to the Copyright Work Product.

            (b) Employee further agrees that the Company shall be the sole owner of all inventions, discoveries, concepts, ideas, methods, improvements or results, including all patents, trade secret rights and any other proprietary rights therein that are developed, written, conceived, reduced to practice or made by him or her, either solely or jointly with others, in connection with the Services (the "Other Work Product", collectively with Copyright Work Product, the "Work Product") and hereby assigns to the Company all worldwide rights to and title and interest in such Other Work Product.

            (c) Employee agrees to assign, and cause his or her successors and assigns to assign, to the Company all rights in and to (i) any invention developed, written, conceived, reduced to practice or made by him or her in connection with the Services and (ii) all applications for registration of any patent rights in any such invention worldwide, including all United States and foreign letters patent and United States and foreign letters patent granted upon any invention and all extensions, renewals and reissues thereof, and all rights to claim priority on the basis of these applications. Employee also agrees, and shall cause his or her successors or assigns to agree, to authorize the Commission of the United States Patent Office and the officials of any foreign country whose duty it is to issue patents on applications to issue all letters patent for such inventions to the Company, its successors and assignees.

            (d) Employee agrees to (i) execute all documents and perform all acts deemed necessary by the Company to evidence the Company's ownership of all of the foregoing Work Product; and (ii) assist the Company in obtaining, registering, maintaining and defending, at the Company's sole expense, all patents, copyrights, trade secret rights and other proprietary rights in and to the Work Product in any and all countries as may be determined by the Company.

            (e) Employee hereby irrevocably appoints the Company as his or her attorney-in-fact for the purpose of executing such documents in his or her name.

      4. No Other Benefits. Employee acknowledges and agrees that he or she shall not receive any employee benefits or any other compensation of any kind from any entity other than the Company, but shall receive all compensation for all services performed hereunder from the Company.

      5. Employee Representation. Employee represents and warrants to the Company that Employee has not been debarred and is not subject to debarment pursuant to Section 306 of the Federal Food, Drug, and Cosmetic Act, as amended, or is the subject of a conviction described in such section. Employee agrees to notify the Company in writing immediately if he or she is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to the best of Employee's knowledge, is threatened, relating to the debarment or conviction of Employee.

[IN THE EVENT THE EMPLOYEE EXECUTING THIS AGREEMENT IS EMPLOYED BY A CONTRACT SALES ORGANIZATION, CONFORMING CHANGES TO THIS AGREEMENT WILL BE REQUIRED, CONSISTENT WITH THE SERVICES AGREEMENT OF AZ FOR USE WITH CONTRACT SALES ORGANIZATIONS.]

      IN WITNESS WHEREOF, the parties have entered into this Agreement on this ____ day of ______________, ____.

                                         ATHEROGENICS, INC.

                                         By ____________________________________
                                         Its:

                                         [EMPLOYEE]

                                         _______________________________________
                                         [Name]